Registration No. 811-04782

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2021

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]

Amendment No. 285	[X]
(Check appropriate box or boxes)

HSBC FUNDS
(Exact name of registrant as specified in charter)
4400 Easton Commons, Suite 200
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 782-8183

Stefano R. Michelagnoli, President
452 Fifth Avenue
New York, New York 10018-2786
(Name and address of agent for service)
Please send copies of all communications to:

David J. Harris, Esq.

Brenden P. Carroll, Esq.
Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006-2401

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

Explanatory Note

HSBC Funds (the “Trust”), on behalf of HSBC Opportunity Portfolio (the “Portfolio”), has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Portfolio (“Interests”) are not being registered under the Securities Act of 1933, as amended (the “1933 Act”). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any Interests of the Portfolio.

PART A

HSBC OPPORTUNITY PORTFOLIO

February 28, 2021

HSBC Funds (the “Trust”) is an open-end management investment company that currently consists of multiple series, each of which generally has its own distinct investment objectives and policies. The Trust is organized as a trust under the laws of the State of Delaware. The HSBC Opportunity Portfolio (“Opportunity Portfolio” or the “Portfolio”), which is described herein, is a series of the Trust.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

OPPORTUNITY PORTFOLIO

Investment Advisers

HSBC Global Asset Management (USA), Inc. is the Portfolio’s investment adviser. Westfield Capital Management Company, L.P. (“Westfield”) is the Portfolio’s subadviser.

Portfolio Managers

The investment decisions for the Portfolio are made by consensus of the Investment Committee (the “Committee”), which is chaired by William A. Muggia. Although the Committee collectively acts as Portfolio Manager for the Portfolio, Westfield lists the following Committee members, based on either seniority or role within the Committee, as having the day-to-day management responsibilities of the Portfolio: William A. Muggia; Richard D. Lee, CFA; Ethan J. Meyers, CFA; and John M. Montgomery. Messrs. Muggia and Meyers have been managers of the Portfolio since 2003, Mr. Lee has been a manager of the Portfolio since 2004, and Mr. Montgomery has been a manager of the Portfolio since 2006.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Only accredited investors may directly purchase an interest in the Portfolio. However, non-accredited investors may purchase shares of an investment company that invests all of its assets in the Portfolio (the “Feeder Fund”). Shares of the Feeder Fund are offered in a separate prospectus. Non-accredited investors may purchase or redeem shares of the Feeder Fund pursuant to the procedures contained in the Feeder Fund’s prospectus. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will generally not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for each investor that is a regulated investment company, its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code (the “Code”). The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,

RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

Investment Objectives, Policies and Strategies

The following summary describes the investment objectives and principal investment strategies of the Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio’s Part B provides more information about the securities, investment policies and risks described in this Part A.

There can be no assurance that the Portfolio will achieve its investment objectives. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors in the Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

Opportunity Portfolio

The Opportunity Portfolio’s investment objective is long-term growth of capital.

The Opportunity Portfolio seeks to achieve its investment objective by investing, under normal circumstances, primarily in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as those companies with market capitalizations within the range represented in the Russell 2500® Growth Index (as of January 27, 2021, between approximately $50.41 million and $32.03 billion), the Opportunity Portfolio’s broad-based securities market index. The Opportunity Portfolio may also invest in equity securities of larger, more established companies and may invest up to 20% of its assets in securities of foreign companies.

Westfield, the Opportunity Portfolio’s subadviser, selects securities based upon fundamental analysis of the company’s cash flow, industry position, potential for high-profit margins, and strength of management, as well as other factors. As research specialists, the Subadviser considers all fundamental factors to be important, and in specific industries, some may be more important than others; however, the Subadviser considers earnings growth to be the most integral to its stock selection process. Westfield uses a bottom-up, as opposed to a top down, investment style to select investments that it believes offer superior prospects for growth and are either:

•	early in their cycle but which Westfield believes have the potential to become major enterprises, or

•	are major enterprises whose rates of earnings growth the Subadviser expects to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment.

The Subadviser employs a growth at a reasonable price investment style and favors investing in earnings growth stocks given the Subadviser’s conviction that stock prices follow earnings progress and that they offer the best investment opportunities. The Subadviser believes that growth companies with accelerating or underappreciated earnings potential are best identified through in-depth, fundamental, bottom-up research, which is covered vertically by industry group. The Subadviser follows several industries using a broad information network that includes company managements, suppliers,

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end-users, competitors and Wall Street sources to identify and evaluate companies capable of providing consistently high or accelerating earnings growth. The Subadviser believes these growth companies to have products, technologies, management, markets or opportunities which will potentially facilitate earnings growth over time that may be above the growth rate of the overall economy and the rate of inflation. Investments in growth companies may include securities listed on a securities exchange or traded in the over-the-counter markets.

Westfield will invest primarily in common stocks, but may, to a limited extent, seek appreciation in other types of securities, such as American Depositary Receipts, foreign securities listed on U.S. securities exchanges and real estate investment trusts when relative values and market conditions make such purchases appear attractive.

The Portfolio may seek a temporary or defensive position in response to unfavorable economic or market conditions, while waiting for suitable investment opportunities, or under other circumstances (e.g., to seek returns on excess cash) as the Adviser and/or Sub-adviser, as applicable, deems appropriate. When the Portfolio is seeking a temporary or defensive position, it may invest part or all of its assets in: cash or cash equivalents; time deposits, certificates of deposit and bankers’ acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more nationally recognized statistical rating organizations (“NRSROs”) in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by an NRSRO; short-term corporate obligations rated high-grade by an NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; repurchase agreements collateralized by the securities listed above; and both affiliated (including the HSBC U.S. Government Money Market Fund) and unaffiliated money market fund shares. The Portfolio’s investment objective may not be achieved while it is invested in a temporary or defensive position. The Portfolio may also borrow money for temporary or emergency purposes.

Risk Factors

An investment in the Portfolio is subject to investment risks, including the possible loss of the principal amount invested. This section provides more detailed information about the Portfolio’s principal investments and risks. This Part A does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio’s Part B provides more detailed information about the securities, investment policies and risks described in this Part A.

Principal Investment Risks

You could lose money by investing in the Portfolio. The Portfolio is subject to the following principal investment risks. The risks are presented in an order intended to facilitate readability, and their order does not imply that the realization of one risk is likely to occur more frequently than another risk, not does it imply that the realization of one risk is likely to have a greater adverse impact than another risk.

•	American Depositary Receipts (“ADRs”) Risk: The Portfolio’s investments may take the form of sponsored and unsponsored ADRs. ADRs, which are typically issued by a U.S. financial institution (a “depositary”), evidence ownership interests in a security or pool of securities issued by a foreign company which are held by a depositary. ADRs are denominated in U.S. dollars and trade in the U.S. securities markets. ADRs involve many of the same risks of investing directly in foreign securities, including, for example, risks related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

ADRs also involve risks not experienced when investing directly in the equity securities of an issuer. ADRs may be less liquid than the underlying shares in their primary foreign trading market. Investment restrictions in certain countries also may adversely affect the value of ADRs because such restrictions may limit the ability to convert foreign equity securities into ADRs and vice versa. Such restrictions may cause the equity securities of the foreign company to trade at a discount or premium to the market price of the related ADR. In addition, holders of unsponsored ADRs generally bear all the costs of such facilities and the depositary of an unsponsored facility

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frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such ADRs in respect of the deposited securities.

•	Currency Risk: Fluctuations in exchange rates between the U.S. dollar and foreign currencies, or between various foreign currencies, may negatively affect the Portfolio’s performance. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses. Currency exchange rates can be volatile and can be affected by, among other factors, the actions or inactions by U.S. or foreign governments, central banks or supranational entities, the imposition of currency controls, speculation, or general economic or political developments in the U.S. or a foreign country. The Portfolio may seek to reduce currency risk by hedging part or all of its exposures to various foreign currencies; however, even if such hedging techniques are employed, there is no assurance that they will be successful.

•	Equity Securities Risk: The prices of equity securities fluctuate from time to time based on changes in a company’s financial condition or overall market and economic conditions. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of equity securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in funds that primarily hold, directly or indirectly, equity securities. Historically, the equity markets have moved in cycles and investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. As a result, the value of equity securities and equity derivatives may fluctuate drastically from day to day, as the market price of such securities increases or decreases. Equity securities have greater price volatility than debt instruments. Equity securities that are traded in the over-the-counter markets (rather than on a securities exchange) are generally less liquid and generally subject to less onerous corporate disclosure and governance standards. The risks of investing in equity securities also include:

• Style Risk: The risk that use of a growth or value investing style may fall out of favor in the marketplace for various periods of time and result in significant declines in the value of the Portfolio’s investments. Growth stock prices reflect projections of future earnings or revenues and may decline dramatically if the company fails to meet those projections. Prices of these companies’ securities may be more volatile than other securities, particularly over the short term. A value stock may not increase in price as anticipated if other investors fail to recognize the company’s value and bid up the price, the markets favor faster-growing companies, or the factors that were expected to increase the price of the security do not occur.

• Capitalization Risk: Investments in medium and smaller capitalization companies may involve greater risks due to limited product lines and market and financial or managerial resources. Stocks of these companies may also be more volatile, more difficult to value accurately, less liquid and subject to the potential for greater declines in stock prices in response to selling pressure.

Stocks of smaller capitalization companies generally have more risk than medium capitalization companies. Small capitalization stocks tend to perform differently from other segments of the equity market or the equity market as a whole, and can be more volatile than stocks of medium or large capitalization companies. Small-capitalization companies may be newer or less established.

Stocks of large capitalization companies may be volatile in the event of earnings disappointments or other financial developments. Large capitalization stocks can perform differently from other segments of the equity market or the equity market as a whole. Large capitalization companies may also be less flexible in evolving markets or unable to implement change as quickly as small or medium capitalization companies.

• Issuer Risk: The value of a security may fluctuate for a variety of reasons that relate to the issuer, including, but not limited to, earnings prospects and overall financial position, management performance and reduced demand for the issuer’s products and services.

•	Foreign Securities Risk: Investments in foreign securities are generally considered riskier than investments in U.S. securities, and are subject to additional risks, including international trade, social, political, economic and regulatory risks; fluctuating currency exchange rates; less liquid, developed or efficient trading markets; the
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imposition of exchange controls, confiscation of assets and property and other government restrictions and controls (e.g., sanctions or tariffs) by the United States or other countries; expropriation or confiscatory taxation; imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains); and different corporate disclosure and governance standards. Securities of emerging market issuers generally have more risk than securities issued by issuers of more developed markets. Foreign issuers are generally not subject to the same degree of regulations as U.S. issuers, and political changes could adversely affect the Portfolio’s investments in a foreign country. The Portfolio may determine not to invest in, or may limit its overall investment in, a potential issuer, country, or geographic region due to, among other things, heightened risks regarding repatriation restrictions, confiscation of assets and property, expropriation or nationalization. In addition, the lack of regulatory controls may expose the Portfolio to additional risks.

Geopolitical developments in certain countries or regions in which the Portfolio may invest have caused, or may in the future cause, significant volatility in financial markets. For example, in June 2016, the United Kingdom voted to leave the European Union following a referendum referred to as “Brexit,” which may result in increased market volatility and cause additional market disruption on a global basis. These and other geopolitical developments could negatively impact the value of the Portfolio’s investments.

Securities markets of many foreign countries are relatively small, with a limited number of companies representing a smaller number of industries. To the extent the Portfolio’s investments in a single country or a group of countries represent a larger percentage of the Portfolio’s assets, the Portfolio’s performance may be adversely affected by the economic, political and social conditions in that country or group of countries.

•	Market Risk: The value of the Portfolio’s investments may decline due to changing economic, political, social, regulatory or market conditions. Issuer, political, economic, regulatory, social or market developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole. In the short term, the Portfolio’s investments can fluctuate dramatically in response to these developments. Different parts of the market and different types of securities can react differently to these developments. Moreover, the conditions in one country or geographic region could adversely affect the Portfolio’s investments in a different country or geographic region due to increasingly interconnected global economies and financial markets. Even when markets perform well, there is no assurance that the investments held by the Portfolio will increase in value along with the broader market or maintain their value. In addition, market risk includes the risk that geopolitical or other types of events will disrupt the economy on a regional, national or global level. Events such as war, acts of terrorism, regional conflicts, market manipulation, government defaults, government shutdowns, natural/environmental diasters, social unrest, the spread of infectious illness or other public health threats could also significantly impact the Portfolio and its investments, including in ways that cannot be foreseen. The Portfolio could be negatively impacted if the values of its investments were harmed by such political or economic events. Any market disruptions could also prevent the Portfolio from executing advantageous investment decisions in a timely manner.

If the Portfolio has focused their investments in a region enduring geopolitical or other types of market disruption, it will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Portfolio meets their individual needs and tolerance for risk.

•	REIT Risk: Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. REITs whose underlying properties are concentrated in a particular industry or geographic region are also subject to risks affecting such industries and regions. The securities of REITs involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements because of interest rate changes, economic conditions and other factors. The value of interests in a REIT may be affected by, among other factors, changes in the value of the underlying properties owned by the REIT, changes in the prospect for earnings and/or cash flow growth of the REIT itself, defaults by borrowers or tenants, market saturation, decreases in market rates for rents, and other economic, political, or regulatory matters affecting the real estate industry. REITs may also fail to qualify for tax free pass-through of income or may fail to
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maintain their exemptions from investment company registration. Securities of such issuers may lack sufficient market liquidity to enable the Portfolio to effect sales at an advantageous time or without a substantial drop in price.

Additional Risks

In addition to the principal investment risks described above, the Portfolio will generally be subject to the following additional risks:

•	Allocation Risk: The Portfolio’s portfolio manager may favor one or more types of investments, assets, sectors or geographic regions that underperform other investments, assets, sectors or geographic regions or the securities markets as a whole. As a result, an investor may lose money.

•	Large Shareholder Transactions Risk: The Portfolio may be adversely impacted when certain large shareholders, including institutional investors, purchase or redeem large amounts of shares of the Portfolio, which may occur rapidly or unexpectedly. As a result, the Portfolio may experience redemptions resulting in large outflows of cash from time to time. This could have adverse effects on the Portfolio’s performance if the Portfolio were required to sell securities at times when it otherwise would not do so. This activity could also accelerate the realization of capital gains or losses and increase the Portfolio’s transaction costs or decrease the liquidity of the Portfolio’s portfolio. Similarly, large purchases of Portfolio shares may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash or otherwise maintains a larger cash position than it ordinarily would. Although large shareholder transactions may be more frequent under certain circumstances, the Portfolio is generally subject to the risk that a large shareholder can purchase or redeem a significant percentage of Portfolio shares at any time. Moreover, the Portfolio is subject to the risk that other shareholders may make investment decisions based on the choices of a large shareholder, which could exacerbate any potential negative effects experienced by the Portfolio.

•	Liquidity Risk: The Portfolio may not be able to sell some or all of its investments at desired prices or without significant dilution to remaining investors’ interests, or may be unable to sell investments at all, due to lack of demand in the market for, or a reduction in the number or capacity of market participants making a market in, such investments. Additionally, the Portfolio may, at times, hold illiquid investments, by virtue of the absence of a readily available market for certain of its investments, because of legal or contractual restrictions on sales, or because of extended local market closures due to holidays or otherwise. The Portfolio will not acquire any illiquid investments if, immediately after the acquisition, the Portfolio would have invested more than 15% of its net assets in illiquid investments that are assets. The Portfolio could lose money or dilute remaining investors’ interests if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio, which could prevent the Portfolio from taking advantage of other investment opportunities. Investments that are illiquid or less liquid or that trade in lower volumes may be more difficult to value, particularly during changing economic, political or market conditions. Liquidity risk may be magnified in a rising interest rate environment, when credit quality is deteriorating or in other circumstances where investor redemptions may be higher than normal. An investment may become illiquid after purchase. These risks may be more pronounced in connection with investments in securities of issuers located in emerging and frontier market countries.

•	MLP Risk: Investments in securities of an MLP involve risks that differ from investments in common stock, including risks related to limited control and limited rights to vote on matters affecting the MLP, risks related to potential conflicts of interest between the MLP and the MLP’s general partner, cash flow risks, dilution risks and risks related to the general partner’s right to require unit-holders to sell their common units at an undesirable time or price, resulting from regulatory changes or other reasons. Certain MLP securities may trade in lower volumes due to their smaller capitalizations. Accordingly, those MLPs may be subject to more abrupt or erratic price movements and may lack sufficient market liquidity to enable the Portfolio to effect sales at an advantageous time or without a substantial drop in price. Investment in those MLPs may restrict the Portfolio’s ability to take advantage of other investment
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opportunities. MLPs are generally considered interest-rate sensitive investments. During periods of interest rate volatility, these investments may not provide attractive returns.

To the extent a distribution received by the Portfolio from an MLP is treated as a return of capital, the Portfolio’s adjusted tax basis in the interests of the MLP may be reduced, which will result in an increase in an amount of income or gain (or decrease in the amount of loss) that will be recognized by the Portfolio for tax purposes upon the sale of any such interests or upon subsequent distributions in respect of such interests. Furthermore, any return of capital distribution received from the MLP may require the Portfolio to restate the character of its distributions and amend any shareholder tax reporting previously issued. Ditributions from an MLP in excess of the Portfolio’s basis in the MLP will generally be treated as a capital gain. However, a portion of such gain or gain from disposition of an MLP interest may instead be treated as ordinary income to the extent attributable to certain assets help by the MLP the sale of which would produce ordinary income. Sales of MLPs may result in ordinary income even if sold at a loss. Moreover, a change in current tax law, or a change in the underlying business mix of a given MLP, could result in an MLP being treated as a corporation for U.S. federal income tax purposes, which could result in a reduction of the value of the Portfolio’s investment in the MLP and lower income to the Portfolio.

•	Other Investment Companies Risk: By investing in other investment companies (including ETFs) indirectly through the Portfolio, investors will incur a proportionate share of the expenses of the other investment companies held by the Portfolio (including operating costs and investment management fees) in addition to the fees regularly born by the Portfolio. In addition, the Portfolio will be affected by the investment policies, practices, and performance of such investment companies in direct proportion to the amount of assets of the Portfolio invests therein.

•	Portfolio Turnover Risk: The Portfolio is actively managed and, in some cases, the Portfolio’s portfolio turnover may exceed 100%. A higher rate of portfolio turnover increases brokerage and other expenses, which must be borne by the Portfolio and its shareholders and may result in a lower net asset value. High portfolio turnover (over 100%) also may result in the realization of substantial net short-term capital gains, which when distributed are taxable to shareholders. The trading costs and tax effects associated with turnover may adversely affect the Portfolio’s performance.

•	Repurchase Agreements Risk: The use of repurchase agreements, in which a party buys a security from another party (“seller”) and the seller agrees to repurchase the security at an agreed-upon date and price (which reflects a market rate of interest), involves certain risks. If the seller in a repurchase agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of the securities. There is also a risk that the seller of the agreement may become insolvent and subject to liquidation.

•	Sector Risk: To the extent the Portfolio focuses its investments in securities of issuers in one or more sectors, the Portfolio will be subject, to a greater extent than if its investments were diversified across different sectors, to the risks of volatile economic cycles and/or conditions and developments that may be particular to that sector, such as: adverse economic, business, political, environmental, regulatory, or other developments.

The mid-cap sector of the stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related investments. The value of the Portfolio’s investments in the mid-cap sector of the stock market may be impacted by developments affecting technology and technology-related stocks generally. The Portfolio does not as a matter of investment strategy seek to invest disproportionately in such securities.

•	Temporary Defensive Position Risk: The Portfolio may temporarily depart from its principal investment strategies by making short-term investments in cash, cash equivalents, high-quality, short-term debt instruments and money market instruments for temporary defensive purposes in response to adverse market, economic or
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political conditions. This may result in the Portfolio not achieving its investment objective during that period. If the market advances during periods when the Portfolio is holding a large cash position, the Portfolio may not participate to the extent it would have if the Portfolio had been more fully invested.

•	“When-Issued” Securities Risk: The price and yield of securities purchased on a “when-issued” basis are fixed on the date of the commitment but payment and delivery are scheduled for a future date. Consequently, these securities present a risk of loss if the other party to a “when-issued” transaction fails to deliver or pay for the security. In addition, purchasing securities on a “when-issued” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” security may have a lesser (or greater) value at the time of settlement than the Portfolio’s payment obligation with respect to that security.

More Information About Portfolio Investments

This Part A describes the Portfolio’s principal strategies, and the Portfolio will normally invest in the types of securities described in this Part A. However, in addition to the investments and strategies described in this Part A, the Portfolio also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this Part A, are described in detail in the Part B. Of course, the Portfolio cannot guarantee that it will achieve its investment goal.

Other Information

To the extent authorized by law, the Portfolio reserves the right to discontinue offering shares at any time, merge, reorganize itself or any class of shares or cease operations and liquidate.

Portfolio Holdings

A description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the Portfolio’s Part B.

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MANAGEMENT OF THE TRUST

The Investment Adviser and Subadvisers

HSBC Global Asset Management (USA) Inc. (the “Adviser”), 452 Fifth Avenue, New York, New York 10018, is the investment adviser for the Portfolio pursuant to an investment advisory contract (the “Investment Advisory Agreement”) with the Trust. The Adviser is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company (“HSBC”). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of September 30, 2020, the Adviser had approximately $125.5 billion in assets under management.

The Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows the Adviser to implement new investment subadvisory contracts and to make material changes to existing subadvisory contracts with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, the Portfolio may currently hire and/or terminate subadvisers without shareholder approval. The Adviser has the ultimate responsibility, subject to oversight by the Board of Trustees, to oversee any subadvisers and recommend their hiring, termination and replacement.

Westfield serves as subadviser to the Opportunity Portfolio pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) with the Adviser. Westfield makes the day-to-day investment decisions and continuously reviews, supervises and administers the Portfolio’s investment program. Westfield is majority employee owned. Westfield was founded in 1989 and supervises domestic growth equity portfolios. Its principal office is located at One Financial Center, Boston MA 02111. As of December 31, 2020, Westfield had approximately $17.1 billion in assets under management.

For these advisory and management services (including any subadvisory services), during the last fiscal year the Portfolio paid management fees (net of fee waivers) as follows:

Portfolio	Percentage of average net assets for the Fiscal Year Ended 10/31/2020
Opportunity Portfolio	0.80%

A discussion regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement and Sub-Advisory Agreement is available in the Portfolio’s April 30, 2020 semi-annual report and will be available in the April 30, 2021 semi-annual report.

Portfolio Managers

Investment decisions for the Opportunity Portfolio are made by consensus of the Investment Committee of Westfield (the “Committee”).

•	William A. Muggia is President, Chief Executive Officer and Chief Investment Officer. Mr. Muggia covers Healthcare and Energy, as well as, provides overall market strategy. He has been at Westfield since 1994 and has been Chief Investment Officer since 2001. He has 36 years of investment experience. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.

•	Richard D. Lee, CFA is a Managing Partner and Deputy Chief Investment Officer. Mr. Lee covers Hardware, Semiconductors and IT Services. Mr. Lee has been at Westfield since 2004. He has 26 years of investment experience. Mr. Lee earned his AB from Harvard College. Mr. Lee is a Chartered Financial Analyst.
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•	Ethan J. Meyers, CFA, is a Managing Partner and Director of Research. Mr. Meyers covers Financial Technology and Business Services. Mr. Meyers joined Westfield in 1999. He has 24 years of investment experience. Mr. Meyers earned his BS from AB Freeman School of Business at Tulane University. Mr. Meyers is a Chartered Financial Analyst.

•	John M. Montgomery is a Managing Partner, Portfolio Strategist and Chief Operating Officer. Mr. Montgomery joined Westfield in 2006. He has 26 years of investment experience. Mr. Montgomery holds an MM from J.L. Kellogg Graduate School of Management at Northwestern University and a BA from Trinity College.

Additional information about the portfolio managers’ compensation, other accounts managed by these individuals, and their ownership of securities in the Portfolio they manage is available in the Part B.

The Administrator and the Sub-Administrator

The Adviser also serves as the Portfolio’s administrator (the “Administrator”), and in that role, oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolio’s operations. The Administrator has retained Citi Fund Services Ohio, Inc., whose address is 4400 Easton Commons, Suite 200, Columbus, Ohio 43219, as sub-administrator (the “Sub-Administrator”). Administrative services provided by the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

The Part B has more detailed information about the Adviser, Administrator and Sub-Administrator, and other service providers of the Portfolio.

PRICING, PURCHASE AND REDEMPTION OF INTERESTS

Determination of Value of Portfolio Interests

The net income and realized capital gains and losses, if any, of the Portfolio are determined as of the “Valuation Time,” which is the close of regular trading on the New York Stock Exchange (“Exchange”), normally, 4:00 p.m. Eastern Time, on each day the Exchange is open (a “Portfolio Business Day”). The Exchange is generally not open on most national holidays and on Good Friday.

Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor’s beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net

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additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of Valuation Time on the following the Portfolio Business Day.

The value of assets held by the Portfolio is determined at 4:00 p.m. Eastern Time on each Portfolio Business Day on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolio’s Board of Trustees. The Portfolio may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolio does not price its shares. The value of portfolio securities held by the Portfolio may change on days when investors will not be able to purchase or redeem shares.

Fair Value Pricing Policies

The Portfolio will fair value price its securities, in accordance with Board-approved procedures, when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) will be reviewed on a quarterly basis. Fair valuations will be reviewed by the Board of Trustees or its Valuation and Investment Oversight Committee not less than four times a year. Fair value pricing should result in a more accurate determination of the Portfolio’s net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by the Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

A “significant event” is one that occurred prior to the Portfolio’s valuation time, is not reflected in the most recent market price of a security, and that could materially affect the value of a security. Generally, such “significant events” relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio’s accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where the level of a movement in a designated market or index is sufficiently large to constitute a significant event.

Purchase of Portfolio Interests

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in “good order” by the Portfolio. The net asset value of the Portfolio is determined once on each Portfolio Business Day.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian by a Federal Reserve Bank).

The Portfolio and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

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Delivery of Shareholder Documents

In an effort to reduce the cost associated with the printing and mailing of Part A, annual reports and semi-annual reports, as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:

HSBC Securities (USA) Inc.

P.O. Box 4217

Buffalo, NY 14240-8929

The Portfolio will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

If you have any questions regarding the delivery of shareholder documents, please call 1-888-662-3343.

Market Timing

In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. The Portfolio is intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

Frequent purchases and redemptions of shares of a mutual fund (including activities of “market timers”) can result in the dilution in the value of Trust shares held by long-term shareholders, interference with the efficient management of the Portfolio’s investment portfolio and increased brokerage and administrative costs. The Board of Trustees has considered the extent to which the Portfolio may be vulnerable to such risks. The Portfolio reserves the right to reject any purchase or exchange order for any reason. The Portfolio is not designed to serve as a vehicle for frequent trading.

As a deterrent to excessive trading, the Portfolio may use an independent pricing service using fair valuation methodologies approved and monitored by the Board of Trustees. For more information on fair valuation, see “Pricing, Purchase and Redemption of Interests-Fair Value Pricing Policies.”

The Portfolio does not impose redemption fees, however redemption fees may be charged by the underlying investors in the Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolio also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section “Master/Feeder Structure” below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

It is the practice of the Portfolio to monitor purchases, sales and exchanges of Portfolio shares, and to take appropriate action if it is determined that there is transactional activity in the Portfolio’s shares that is deemed inappropriate. The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any account in which a pattern of excessive trading has been identified.

The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or federal legal requirements.

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Redemption of Portfolio Interests

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio typically expects that it will hold cash or cash equivalents to meet redemption requests. The Portfolio may also use the proceeds from the sale of portfolio securities to meet redemption requests. In addition, under stressed market conditions, as well as for temporary or emergency purposes, the Portfolio may distribute redemption proceeds in kind, access a line of credit or overdraft facility, or borrow through other sources to meet redemptions. The Trust, on behalf of the Portfolio, reserves the right to pay, above certain limits, all or part of any redemption proceeds in kind, that is, in securities with a market value equal to the redemption price. If the Portfolio makes a payment in kind, the securities will be valued in the same manner as the net asset value is calculated. The Portfolio may provide these securities in lieu of cash without prior notice. You would have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains you may realize from the sale, or from the sale of securities you receive. Investments in the Portfolio may not be transferred. Additional information is available in the Portfolio’s Part B.

The Portfolio may suspend the right of redemption and postpone for more than seven days the date of payment upon redemption: (i) during periods when the Exchange is closed (other than for weekends or certain holidays) or when trading on such Exchange is restricted, (ii) during periods in which, as a result of emergency, disposal, or evaluation of the net asset value of the portfolio securities is not reasonably practicable or (iii) for such other periods as the SEC may permit.

Distribution and Shareholder Servicing Arrangements – Revenue Sharing

The Adviser and/or its affiliates may, out of their own resources, and without cost to the Portfolio, assist in the sale, distribution and/or servicing of shares of the Feeder Funds. Without limiting the foregoing, the Adviser and/or its affiliates may, out of their own resources, and without cost to the Portfolio, provide compensation to selected financial intermediaries for marketing and/or shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale, distribution and/or servicing of shares and shareholders of the Feeder Funds. These payments, which may be significant, are not paid by the Portfolio or the Feeder Funds, and therefore, do not increase the expenses paid by the Portfolio or the Feeder Funds. In addition, these payments do not change the price paid by shareholders for the purchase of Feeder Fund shares, the amount the Feeder Funds receive as proceeds from such sales or the fees and expenses paid by the Feeder Funds. Historically, these payments have generally been structured as a percentage of average net assets attributable to the financial intermediary, but may also be structured as a fixed dollar amount, or a combination of the two, or may be calculated on another appropriate basis. These payments are in addition to commissions and 12b-1 fees, shareholder servicing fees and sales charges borne by shareholders of the Feeder Funds. The making of these payments creates a conflict of interest for a financial intermediary receiving such payments to recommend the Feeder Funds over another investment.

Other Information

The Part A and Part B, related regulatory filings, and any other Portfolio communications or disclosure documents do not purport to create any contractual obligations between the Portfolio and investors. The Portfolio may amend any of these documents or enter into (or amend) a contract on behalf of the Portfolio without investor approval except where investor approval is specifically required. Furthermore, investors are not intended third-party beneficiaries of any contracts entered into by (or on behalf of) the Portfolio, including contracts with the Adviser, Subadviser or other parties who provide services to the Portfolio.

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Dividends, Distributions and Taxes

The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio’s Part B for more information. Because everyone’s tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

•	It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

•	It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on its income. Investors in the Portfolio will generally have to include their distributive share of the Portfolio’s taxable income and losses in their taxable income (without regarding to the amount of distributions received by investors in a particular taxable year). As a non-publicly traded partnership, the Portfolio will be deemed to have “passed through” to shareholders all of the Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

•	Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its investors. Shares begin accruing interest and dividends on the day they are purchased.

•	Distributions on the Portfolio are declared daily and paid semi-annually. Net capital gains, if any, for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

MASTER/FEEDER STRUCTURE

The Portfolio is part of master/feeder structures. A non-accredited investor may not directly purchase an interest in the Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a “Feeder Fund”). Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Board of Trustees of the Trust believes that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses or may be allocated a disproportionate amount of realized gains or may be required to recognize additional realized gains. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

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The Trust normally will not hold meetings of investors except as required by the Investment Company Act of 1940, as amended. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio in the same proportion as the voting instructions received from the shareholders of the Feeder Fund.

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PART B

HSBC Opportunity Portfolio

a series of

HSBC FUNDS

P.O. Box 8106

Boston, MA 02266-8106

General and Account Information - (800) 782-8183 (Toll Free)

HSBC Global Asset Management (USA) Inc.	Citi Fund Services Ohio, Inc.
Investment Adviser and Administrator	Sub-Administrator
(“HSBC” or “Adviser” and “Administrator”)	(“Citi” or “Sub-Administrator”)

Westfield Capital Management Company, L.P., Subadviser to HSBC Opportunity Portfolio (“Westfield”)

THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC OPPORTUNITY PORTFOLIO DATED FEBRUARY 28, 2021. This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Funds (the “Trust”) at the address and telephone number printed above.

References in this Part B to the “Part A” are to the Part A dated February 28, 2021 the Trust by which interests in the Portfolio are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

The Portfolio’s current audited financial statements dated October 31, 2020, are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”). Copies of this Annual Report may be obtained without charge by writing or calling the Trust at the address and telephone number printed above.

February 28, 2021

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Portfolio Ownership	39
Trustee and Officer Compensation	39
Proxy Voting	40

INVESTMENT ADVISORY AND OTHER SERVICES	41
Investment Adviser	41
Subadviser	42
Portfolio Managers	42
Administrator and Sub-Administrator	45
Transfer Agent	45
Custodian	46
Portfolio Accounting Agent	46
Federal Banking Law	46
Expenses	46

PURCHASE, REDEMPTION AND PRICING OF SECURITIES	46

DIVIDENDS AND DISTRIBUTIONS	50

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES	50

Ownership of the Portfolio	51

TAXATION	52
Tax Status of the Portfolio	52
RIC Investors in the Portfolio	53
Portfolio Investments	53

OTHER INFORMATION	55
Capitalization	55
Independent Registered Public Accounting Firm	55
Counsel	55
Code of Ethics	55
Registration Statement	55

FINANCIAL STATEMENTS	56
Shareholder Inquiries	56

APPENDIX A: DESCRIPTION OF SECURITIES RATINGS	A-1

APPENDIX B: ISS PROXY VOTING GUIDELINES	B-1
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GENERAL INFORMATION

HSBC FUNDS

The HSBC Opportunity Portfolio (the “Opportunity Portfolio” or “Portfolio”) is a series of HSBC Funds (the “Trust”), an open-end management investment company that currently consists of multiple series, each of which has its own distinct investment objectives and policies. The Portfolio is “diversified,” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolio may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolio set forth in the Portfolio’s Part A and should be read in conjunction with the Part A.

The Portfolio has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding shares” of the Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities” of the Portfolio. The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act. See “Investment Restrictions.”

The following descriptions are provided with respect to the information below describing the investment strategies, policies and risks of the Portfolio.

Although the Portfolio will invest primarily in common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities, such as foreign or convertible securities and warrants, when relative values make such purchases appear attractive, either as individual issues or as types of securities in certain economic environments.

When Westfield Capital Management Company, L.P. (“Westfield”), the subadviser to the Portfolio, believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities in which the Portfolio may invest include: (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years); all of which are backed by the full faith and credit of the U.S. Government; and (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

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The Trust, on behalf of Portfolio, has claimed an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and, therefore, is not subject to registration or regulation as a CPO under the CEA. The Adviser is not deemed to be a CPO with respect to its service as investment adviser to the Portfolio. To the extent that the Trust, on behalf of the Portfolio, is no longer eligible to claim an exclusion from Commodity Futures Trading Commission (“CFTC”) regulation, the Portfolio may consider steps in order to continue to qualify for this exclusion, or may determine to operate subject to CFTC regulation. If the Portfolio operates subject to CFTC regulation, it may incur additional compliance and other expenses.

INVESTMENT TECHNIQUES AND RISKS

The Portfolio invests in a variety of securities in accordance with its investment objectives and policies (as described in Part A and above in this Part B) and employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolio and the main risks associated with those techniques. References to the Adviser should be understood as referring jointly to the Adviser and the Subadviser. The risks are presented in an order intended to facilitate readability, and their order does not imply that the realization of one risk is likely to occur more frequently than another risk, nor does it imply that the realization of one risk is likely to have a greater adverse impact than another risk.

AMERICAN DEPOSITARY RECEIPTS

The Portfolio may invest in ADRs. ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository that has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolio may invest in either type of ADR.

Although a U.S. investor (such as the Portfolio) holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolio may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate that settles at the Portfolio’s custodian in five days. The Portfolio may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly, the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency. In addition, ADRs may be less liquid than the underlying shares in their foreign trading market. Other types of depositary receipts are discussed under “Other Depositary Receipts” in this section.

ASSET-BACKED SECURITIES

The Portfolio may invest in asset-backed securities. Through the use of trusts and special purpose subsidiaries, various types of assets, including auto loans, credit card receivables, home equity loans, and student loans, are being securitized in pass-through structures similar to the mortgage pass-through structures described below or in a pass-through structure similar to the collateralized mortgage structure.

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Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, the Portfolio’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Portfolio invests in asset-backed securities, the values of the Portfolio’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities present certain additional risks because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Portfolio will be unable to possess and sell the underlying collateral and that the Portfolio’s recoveries on repossessed collateral may not be available to support payments on these securities. The risks associated with asset-backed securities are often reduced by the addition of credit enhancements such as a letter of credit from a bank, excess collateral or a third-party guarantee. However, the Portfolio is subject to the credit risk of the person or entities providing the credit enhancements.

CASH SWEEP PROGRAM

The Portfolio may participate in a cash sweep program (the “Cash Sweep Program”). In the Cash Sweep Program, a Portfolio’s uninvested cash balances are used to purchase Class I Shares of the HSBC U.S. Government Money Market Fund (the “Government Money Market Fund”). The Cash Sweep Program can reduce exposure to the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing ready liquidity and increased diversity of holdings. Class I Shares of the Government Money Market Fund sold to and redeemed from a Portfolio will not be subject to a sales charge, as defined in rule 2341(b)(8) of the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), or service fee, as defined in rule 2341(b)(9) of the Conduct Rules of FINRA, in connection with the purchase, sale, or redemption of such shares by a Portfolio, or the advisory fee for the investing Portfolio will be waived in an amount that offsets the amount of such sales charges and/or service fees incurred by that Portfolio. More detailed information about the Government Money Market Fund may be found in its current Prospectus and Statement of Additional Information.

CONVERTIBLE SECURITIES

The Portfolio may invest in securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company’s common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company’s common stock. The actual return on a convertible bond may exceed its stated yield if the company’s common stock appreciates in value, and the option to convert to common shares becomes more valuable. Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer. See “Equity Securities” in this section.

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Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.

CYBER SECURITY RISK

The Portfolio faces greater risks of cyber security breaches because of the broad use of technology such as computer systems and the internet that has developed in the course of business. In general, cyber-attacks result from deliberate attacks but other events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among others, stealing, destroying or corrupting data that is maintained online or digitally, denial-of-service attacks on websites, and the unauthorized release of confidential information. Cyber-attacks affecting the Portfolio or its investment adviser, subadviser, custodian, transfer agent, intermediary or other third-party service provider may adversely impact the Portfolio. These cyber-attacks have the ability to cause disruptions and impact business operations, to result in financial losses, to prevent shareholders from transacting business, and to lead to violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Similar to operational risk in general, the Portfolio and its investment adviser have instituted risk management systems designed to minimize the risks associated with cyber security. However, it is not certain that these systems will succeed, especially because the Portfolio does not directly control the cyber security systems of the service providers to the Portfolio, its trading counterparties, or the issuers in which the Portfolio may invest. Moreover, there is a risk that the cyber attacks will not be detected.

EMERGING MARKETS

The Portfolio may invest in emerging markets to the extent set forth in this Part B, and these investments present greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in domestic securities. Repatriation of investment income, capital, and the proceeds of securities sales by foreign investors may require governmental registration and/or approval in some emerging market countries, which may make it difficult for the Portfolio to invest in such emerging markets countries. The Portfolio could be adversely affected by delays in, or a refusal to grant, and required governmental approval for such repatriation. In addition, a number of the currencies of developing countries have experienced significant declines against the U.S. dollar in the past, and devaluation may occur subsequent to investments in these currencies by the Portfolio. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, exchange controls (including repatriation restrictions), tariffs and/or trade embargoes, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization or creation of government monopolies, any of which could have a detrimental effect on the Portfolio’s investments. To the extent that an emerging country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging countries to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging country governmental entities to make payments on their obligations. In addition, the cost of servicing

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emerging country debt obligations can be affected by a change in international interest rates because the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

Investing in many former communist or socialist countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies, such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolio invests may subsequently be found to be fraudulent and as a consequence the Portfolio could suffer losses.

Additional risk factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in valuation and pricing; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities; the unavailability of financial information regarding the non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; the imposition of withholding and other taxes; adverse political, social or diplomatic developments limitations on the movement of funds or other assets of an investor between different countries; difficulties in invoking the legal process outside the United States and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Investment in non-U.S. countries also involves higher brokerage and custodian expenses than does investment in U.S. securities traded on a U.S. securities exchange or market. The occurrence of adverse events affecting one particular emerging market country or region could have more widespread effect and adversely impact the global trading market for emerging market instruments. Many of the laws that govern private and foreign investment, securities transactions and other contractual relationships in certain emerging market countries, are relatively new and largely untested. As a result, an investor may be subject to a number of unusual risks, including inadequate investor protection, contradictory legislation, incomplete, unclear and changing local and state laws, disregard of regulations on the part of other market participants, lack of established or effective avenues for legal redress, absence of standard practices and confidentiality customs characteristic of more developed markets and lack of consistent enforcement of existing regulations. Furthermore, it may be difficult to obtain and/or enforce a judgment in certain countries in which assets of an investor are invested. There can be no assurance that this difficulty in protecting and enforcing rights will not have a material adverse effect on an investor (such as a Portfolio) and its investments.

The term “emerging markets” includes any country: (i) having an “emerging stock market” as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the “World Bank”); or (iii) determined by the Adviser to be an emerging market as described above. The Adviser may consider a country to be an emerging markets country if it has characteristics similar to those of a country identified in (i) or (ii) above, such as similar political or economic instability or immature financial or capital markets. Currently, these countries generally include every country in the world except Andorra, Australia, Austria, Belgium, Bermuda, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Lichtenstein, Luxembourg, Monaco, the Netherlands, New Zealand, Norway, Portugal, Singapore, South Korea, Spain, Sweden, Switzerland, the United Kingdom and the United States.

Company Debt. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the partial or complete ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by a Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolio’s assets should these conditions recur.

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Sovereign Debt and Supranational Debt Obligations. The Portfolio may invest in sovereign and supranational debt obligations. Investments in sovereign and supranational debt obligations issued or guaranteed by foreign governments, agencies, and supranational entities (“sovereign debt obligations”) can involve a high degree of risk. The issuers of the sovereign debt securities in which the Portfolio may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which have led to defaults on certain obligations and the restructuring of certain indebtedness. The governmental entity that controls the repayment of sovereign debt obligations may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt obligations. Holders of sovereign debt obligations (including a Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt obligations on which governmental entities have defaulted may be collected in whole or in part.

The total public debt of governments as a percentage of gross domestic product has grown rapidly since the beginning of the 2008 financial downturn. Although high levels of debt do not necessarily indicate or cause economic problems, high levels of debt may create certain systemic risks if sound debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may increase borrowing costs and cause a government to issue additional debt, thereby increasing the risk of refinancing. A high national debt also raises concerns that a government may be unable or unwilling to repay the principal or interest on its debt. Unsustainable debt levels can decline the valuation of currencies, and can prevent a government from implementing effective counter-cyclical fiscal policy during economic downturns.

Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer’s balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market’s trading partners could also adversely affect the country’s exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for their exports in currencies other than U.S. dollars or non-emerging market currencies, their ability to make debt payments denominated in U.S. dollars or non-emerging market currencies could be affected.

Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange

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readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

Liquidity, Trading Volume, and Regulatory Oversight. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the United States. The lack of liquidity could have an adverse effect on the value of the Portfolio’s holdings, and on the Portfolio’s ability to dispose of such holdings in response to a specific adverse economic event, such as the deterioration in credit worthiness of a particular debtor. Some of the securities of countries that may be selected by the Adviser for purchase or sale by a Portfolio may have insufficient market liquidity to allow the Portfolio to purchase such securities in such amounts or at such prices as the Adviser may deem reasonable for investment under such strategy and/or there may not be a readily available means by which the Portfolio can gain exposure to such country’s securities markets. Foreign investors in emerging markets may be limited in their ability to invest in certain industries. In addition, there is often a limit on total foreign holdings. To the extent that the ceiling has been reached in that industry, further investment by foreign investors may not be permitted. Accordingly, the ability of a Portfolio to invest in certain companies may be restricted, and there can be no assurance that additional restrictions on investments permissible for foreign investors will not be imposed in the future.

The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

Disclosure and regulatory standards in emerging markets are in many respects less stringent than U.S. standards. Issuers in lesser developed and emerging markets are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. issuers. In particular, the assets and profits appearing on the financial statements of such an issuer may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There is substantially less publicly available information about such issuers than there is about U.S. issuers. In addition, such issuers may not be subject to regulations similar to the U.S. Sarbanes-Oxley Act of 2002, which imposes many restrictions and mandates on the activities of companies. There is less regulation and monitoring by regulators of lesser developed and emerging market securities markets and the activities of investors, brokers and other participants than in the United States. Regulators also may not have sufficient access to adequately audit and oversee issuers. For example, the Public Company Accounting Oversight Board (“PCAOB”) is responsible for inspecting and auditing the accounting practices of US-listed companies regardless of the issuer’s domicile. However, certain emerging markets countries, including China, do not provide sufficient access to the PCAOB to conduct its inspections and audits. Moreover, issuers of securities in lesser developed and emerging markets are not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Default, Legal Recourse. The Portfolio may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed income security owned by the Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. The Portfolio’s ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. Moreover, if a Portfolio obtains a judgment in a U.S. court, it may be difficult to enforce such judgment in the

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emerging market because the emerging market may not be a party to any international treaty with respect to the recognition or enforcement of foreign judgments. Provisions of emerging markets laws regulate the enforcement of foreign judgments and such laws may contain broad exceptions and involve long delays in obtaining a judgment. For example, an emerging markets court may not enforce any foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with practice in that country. A party seeking to enforce a foreign judgment in an emerging market may also be required to obtain approval from the central bank of that emerging market to execute such judgment or to repatriate any amount recovered outside of the emerging market. The political context, expressed as an emerging market governmental issuer’s willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

Certain Risks of Holding Assets Outside the United States. The Portfolio generally holds its non-U.S. securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and therefore expose the Portfolio to additional risks. In addition there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in higher operating expenses for the Portfolio as compared to funds that invest only in the United States.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

Inflation. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

Withholding. Income from securities held by the Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which the Portfolio makes its investments. The Portfolio’s net asset value (“NAV”) may also be affected by changes in the rates or methods of taxation applicable to the Portfolio or to entities in which the Portfolio has invested.

Foreign Currencies. The Portfolio’s investments in emerging markets securities involve risks relating to currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the foreign currencies in which the Portfolio’s portfolio securities are denominated, and costs associated with conversion of investment principal and income from one currency into another. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Portfolio’s portfolio securities are denominated

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may have a detrimental impact on the Portfolio’s NAV.

EQUITY SECURITIES

The Portfolio may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which the Portfolio invests will cause the NAV of the Portfolio to fluctuate.

Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.

Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth or experience of management. These companies may be in the development stage or may be older companies undergoing significant changes. As a result, the prices of small-cap companies may rise and fall more sharply. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

Securities of companies considered to be growth investments may have rapid price swings in the event of earnings disappointments or during periods of market, political, regulatory and economic uncertainty. Securities of companies considered to be value investments can continue to be undervalued for long periods of time and not realize their expected value.

EXCHANGE TRADED FUNDS

Exchange traded funds (“ETFs”) are investment companies that are bought and sold on a securities exchange. An ETF generally represents a fixed portfolio of securities designed to track a particular market segment or index. A Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. An ETF may fail to accurately track the returns of the market segment or index that it is designed to track, and the price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s NAV; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of a Portfolio’s shares could also be substantially and adversely affected. See also “Investment Company

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Securities” below, which applies to ETFs as well.

FIXED INCOME INSTRUMENTS

The Portfolio may invest in fixed income securities. The value of the Portfolio’s investment in fixed income securities may change as prevailing interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Interest rates in the United States are currently at historically low levels, and certain countries (such as countries in Europe and Japan) have already experienced negative interest rate environments. Low or negative interest rates may continue for the foreseeable future.

Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio’s investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than shorter-term obligations. Fluctuations in interest rates may affect the yield, volatility, liquidity and value of investments in income-producing or fixed income securities. A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflationary or deflationary pressures, changing inflation or real growth rates, general market and economic conditions, etc.). The risks associated with changing interest rates may have unpredictable effects on the markets and the Portfolio’s investments.

Outflows in the fixed income market could impose difficulties on dealers because the recent increase of assets in bond mutual funds and ETFs has not been matched with a proportionate increase in dealer capacity. As such, dealer inventories appear to be at an all-time low, relative to the market size. This reduction in market-making capacity by dealers has the potential to decrease liquidity and increase volatility in fixed-income markets.

After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. A security which has had its rating downgraded or revoked may be subject to greater risk to principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

FOREIGN CURRENCY EXCHANGE - RELATED SECURITIES

The Portfolio may invest in foreign currency exchange-related securities.

Foreign Currency Warrants. Foreign currency warrants, such as Currency Exchange Warrants (SM) (“CEWs”(SM)), are warrants that entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) that is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk that, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the Euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a

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holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the “OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

Principal Exchange Rate Linked Securities. Principal exchange rate linked securities (“PERLs” (SM)) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance Indexed Paper. Performance indexed paper (“PIPs” (SM)) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

FOREIGN SECURITIES

The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Foreign securities, including those of emerging market issuers, are subject to additional risks, including international trade, social, political and regulatory risks. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations (including repatriation restrictions), tariffs and/or trade embargoes, expropriation or confiscatory taxation, other taxes imposed by the foreign country on a Portfolio’s earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, the imposition of economic sanctions or diplomatic and other developments

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that could affect such investments. The Portfolio may determine not to invest in, or may limit its overall investment in, a particular issuer, country, or geographic region due to, among other things, heightened risks regarding repatriation restrictions, confiscation of assets and property, expropriation or nationalization. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The currency in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply. Additional costs associated with an investment in foreign securities may include higher custodial fees than those that apply to domestic custodial arrangements. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

Euro-Related Risks. In the past, economic crises have brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or multilateral agencies and offices. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn that could significantly affect the value of a Portfolio’s European investments. The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary controls implemented by the EMU. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally. It is possible that EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative.

In a June 2016 referendum, citizens of the United Kingdom voted to leave the EU. In March 2017, the United Kingdom formally notified the European Council of its intention to withdraw from the EU (commonly known as “Brexit”) by invoking Article 50 of the Treaty on European Union, which triggered a two-year period of negotiations on the terms of Brexit. Brexit has resulted in volatility in European and global markets and could have significant negative impacts on financial markets in the United Kingdom and throughout Europe. The longer term economic, legal, political and social framework to be put in place between the United Kingdom and the EU is unclear at this stage and is likely to lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the United Kingdom and in wider European markets for some time. In particular, the decision made in the British referendum may lead to a call for similar referenda in other European jurisdictions, which may cause increased economic volatility in European and global markets. This mid-to long-term uncertainty may have an adverse effect on the economy generally and on the value of a Fund’s investments. This may be due to, among other things: fluctuations in asset values and exchange rates; increased illiquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of counterparties to enter into transactions at the price and terms on which a Fund is prepared to transact; and/or changes in legal and regulatory regimes to which certain of the Fund’s assets are or become subject. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential downgrading of the United Kingdom’s sovereign credit rating, may also have an impact on the performance of a Fund’s assets or investments economically tied to the United Kingdom or Europe.

The effects of Brexit will depend, in part, on agreements the United Kingdom negotiates to retain access to EU markets including, but not limited to, trade and finance agreements. Brexit could lead to legal and tax uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which EU laws to replace or replicate. The extent of the impact of the withdrawal in the United Kingdom and in global markets as well as any

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associated adverse consequences remain unclear, and the uncertainty may have a significant negative effect on the value of a Fund’s investments. While certain measures are being proposed and/or will be introduced, at the EU level or at the member state level, which are designed to minimize disruption in the financial markets, it is not currently possible to determine whether such measures would achieve their intended effects.

On January 31, 2020, the United Kingdom withdrew from the EU subject to a withdrawal agreement that permits the United Kingdom to effectively remain in the EU from an economic perspective during a transition phase. On December 24, 2020, trade negotiators representing the UK and EU came to an agreement, the EU-UK Trade and Cooperation Agreement (“TCA”), which is an agreement on the terms governing certain aspects of the EU-UK trade relationship. On December 30, 2020, the UK and EU signed the TCA, which was ratified by the UK Parliament on the same day. The TCA has been provisionally applied since January 1, 2021, but it cannot be formally applied until it is ratified by the European Parliament. In the event that the European Parliament does not ratify the TCA, the relationship between the UK and EU will be governed by World Trade Organization rules. Even under the TCA, many aspects of the relationship remain subject to further negotiation. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the EU and UK.

GLOBAL FINANCIAL MARKETS

Global economies and financial markets are becoming increasingly interconnected. Social, political and economic conditions (including recent instability and volatility) and events (including, but not limited to, armed conflicts, natural/environmental disasters, pandemics, epidemics, social unrest, and government shutdowns and defaults) in one country, region or financial market, including a country, region or market in which the Portfolio has not invested, may adversely impact issuers in a different country, region or financial market, including a country, region or market in which the Portfolio has invested. As a result, the Portfolio could be negatively impacted if the values of its investments were harmed by these political or economic conditions or events. Such conditions and/or events may not have the same impact on all types of securities and may expose the Portfolio to greater market or liquidity risk or cause difficulty in valuing portfolio instruments held by the Portfolio. This could cause the Portfolio to underperform other types of investments. Moreover, such negative political and economic conditions and events could disrupt the processes necessary for the Portfolio’s operations. For additional information, please see the discussion herein on “Operational Risk.”

For example, the recent outbreak of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in markets around the world. The transmission of COVID-19 and efforts to contain its spread have resulted in severe macroeconomic disruptions, exchange closures, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a reduction in consumer and business spending, as well as general concern and uncertainty that has negatively affected the economy. Such events, or other disruptions caused by social, political, or economic conditions or other events, could adversely impact issuers, markets and economies (and,accordingly, the Portfolio) over the short- and long-term, including in ways that cannot be foreseen.

The severity or duration of such conditions and/or events may be affected by policy changes made by governments or quasi-governmental organizations. Historically, instability in the financial markets has led governments across the globe to take a number of actions designed to support the financial markets. For example, in response to the outbreak of COVID-19, the U.S. Government passed the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) into law in March 2020, which provides approximately $2.0 trillion in economic relief to certain businesses and individuals affected by COVID-19. There can be no guarantee that the CARES Act or other economic stimulus bills (within the United States or other affected countries throughout the world) will be sufficient or will have their intended effect. Future government regulation and/or intervention may also change the way in which the Portfolio is regulated and could limit or preclude the Portfolio’s ability to achieve its investment objective. Moreover, governments or their agencies may acquire distressed assets from financial institutions, may acquire ownership interests in those

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institutions, or may impose conditions on issuers receiving financial assistance (including by restricting or limiting their ability to pay dividends), all of which may affect the Portfolio’s investments in ways that are unforeseeable.

Political institutions may not be able to effectively respond to these political and economic conditions and events, and these political institutions may erode over time. For example, one or more countries that have adopted the euro may abandon that currency and/or withdraw from the European Union, which could disrupt global markets and affect the liquidity and value of the Portfolio’s investments, regardless of whether the Portfolio has significant exposure to European markets. The risk of investing in Europe may be heightened due to the referendum in which the United Kingdom voted to exit the European Union. In addition, countries in the Asian region (particularly China) may be adversely affected by social, political, economic and regulatory developments, including long-running border and diplomatic disputes with neighboring countries or the international community, that could adversely impact economies within individual Asian countries or the Asian region or the global market as a whole.

In addition, in the United States, total public debt as a percentage of gross domestic product has grown rapidly since 2008. High levels of national debt may raise concerns that the U.S. government will be unable to pay investors at maturity, may cause declines in currency valuations and may prevent the U.S. government from implementing effective fiscal policy. Export-driven economies, including the economies of a number of Asian countries, may be adversely affected by the U.S. and other large economies, with which they do business.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES, AND SECTION 4(a)(2) SECURITIES

The Portfolio may purchase securities that are not registered or that are offered in exempt non-public offerings under the Securities Act of 1933, as amended (“1933 Act”) (“Restricted Securities”), including securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act (“Rule 144A Securities”) or commercial paper issued pursuant to Section 4(a)(2) under the 1933 Act (“4(a)(2) Securities”). However, pursuant to Rule 22e-4 under the 1940 Act, the Portfolio may not acquire any “illiquid investment” if, immediately after the acquisition, the Portfolio would have invested more than 15% of its net assets in illiquid investments that are assets. An “illiquid investment” is any investment that the Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may include certain Restricted Securities, certain over-the-counter derivatives instruments, or securities or other financial instruments that are not readily marketable. The Trust has implemented a liquidity risk management program to identify illiquid investments pursuant to Rule 22e-4, and the Board has approved the designation of the Fund Liquidity Review Group to administer the Trust’s liquidity risk management program.

Pursuant to the Trust’s liquidity risk management program, the Fund Liquidity Review Group may determine that a particular Rule 144A Security, 4(a)(2) Security, or other investment is not illiquid and thus not subject to the limit on investment in illiquid investments based upon a review of relevant market, trading, and investment-specific considerations, including (1) the existence of an active market; (2) the number, diversity and quality of market participants and any dealer undertakings to make a market in the security; (3) the frequency of trades or quotes; (4) restrictions on trading and limitations on transfer; and (5) such other factors that the Fund Liquidity Review Group determines, in its discretion, to be relevant.

INVESTMENT COMPANY SECURITIES

Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, an investor becomes a shareholder of that investment company. As a result, the Portfolio’s shareholders indirectly will bear the underlying fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses the Portfolio’s shareholders directly bear in connection with the Portfolio’s own operations. In addition, the Portfolio will be affected by the investment policies, practices, and performance of such investment companies in direct proportion to the amount of assets the Portfolio invests therein. The Portfolio’s investment in the securities of other

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investment companies may be particularly significant following its launch or in situations where the Portfolio is unable to access a particular country or market.

Generally, under the 1940 Act and related rules, a Portfolio may purchase an unlimited amount of shares of an affiliated fund or a money market fund. A Portfolio may also purchase shares of an unaffiliated fund as long as (i) the Portfolio doesn’t invest more than 5% of its total assets in the securities of any one investment company (ETF or other mutual funds), (ii) the Portfolio doesn’t own more than 3% of the outstanding voting stock of any one investment company, or (iii) the Portfolio doesn’t invest more than 10% of its total assets in the securities of other investment companies. A Portfolio may exceed the limits if (i) the unaffiliated fund or the Portfolio has received an order for exemptive relief from the 3% limitation from the SEC that is applicable to the Portfolio; and (ii) the unaffiliated fund and the Portfolio take appropriate steps to comply with any conditions in such order. In the alternative, a Portfolio may exceed the 5% limitation and the 10% limitation, provided the aggregate sales loads any investor pays (i.e., the combined distribution expenses of both the acquiring fund and the acquired funds) does not exceed the limits on sales loads established by FINRA, for funds of funds.

Investments in securities issued by other investment companies present the following risks:

Allocation Risk: The risk that the Adviser’s target asset and sector allocations and changes in target asset and sector allocations cause a Portfolio to underperform other similar funds or cause you to lose money, and that the Portfolio may not achieve its target asset and sector allocations.

Underlying Fund Selection Risk: The risk that a Portfolio may invest in underlying funds that underperform other similar funds or the markets more generally, due to poor investment decisions by the investment adviser(s) for the underlying funds or otherwise.

MASTER LIMITED PARTNERSHIPS

The Portfolio may invest in a Master Limited Partnership (“MLP”). Investments in securities of an MLP involve risks that differ from investments in common stock, including risks related to limited control and limited rights to vote on matters affecting the MLP, risks related to potential conflicts of interest between the MLP and the MLP’s general partner, cash flow risks, dilution risks and risks related to the general partner’s right to require unit-holders to sell their common units at an undesirable time or price, resulting from regulatory changes or other reasons. Certain MLP securities may trade in lower volumes due to their smaller capitalizations. Accordingly, those MLPs may be subject to more abrupt or erratic price movements and may lack sufficient market liquidity to enable the Portfolio to effect sales at an advantageous time or without a substantial drop in price. Investment in those MLPs may restrict the Portfolio’s ability to take advantage of other investment opportunities. MLPs are generally considered interest-rate sensitive investments. During periods of interest rate volatility, these investments may not provide attractive returns.

To the extent a distribution received by the Portfolio from an MLP is treated as a return of capital, the Portfolio’s adjusted tax basis in the interests of the MLP may be reduced, which will result in an increase in an amount of income or gain (or decrease in the amount of loss) that will be recognized by the Portfolio for tax purposes upon the sale of any such interests or upon subsequent distributions in respect of such interests. Furthermore, any return of capital distribution received from the MLP may require the Portfolio to restate the character of its distributions and amend any shareholder tax reporting previously issued. Distributions from an MLP in excess of the Portfolio’s basis in the MLP will generally be treated as capital gain. However, a portion of such gain or gain from disposition of an MLP interest may instead be treated as ordinary income to the extent attributable to certain assets held by the MLP the sale of which would produce ordinary income. Sales of MLPs may result in ordinary income even if sold at a loss. Moreover, a change in current tax law, or a change in the underlying business mix of a given MLP, could result in an MLP being treated as a corporation for U.S. federal income tax purposes, which could result in a reduction of the value of the Portfolio’s investment in the MLP and lower income to the Portfolio.

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MONEY MARKET INSTRUMENTS

The Portfolio’s investments in money market instruments will consist of (i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody’s or S&P or, if unrated, of comparable quality in the opinion of the Adviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers’ acceptances and time deposits; (v) repurchase agreements; and (vi) shares of money market funds, which may include the Government Money Market Fund. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

MORTGAGE-RELATED SECURITIES

The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million of 30-year FNMA 9% mortgages and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case, the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

Investment in mortgage-backed securities poses several risks, including interest rate prepayment, market, and credit risk. Interest rate risk reflects the risk that, as interest rates rise, the value of mortgage-backed securities generally can be expected to fall. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing

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payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a fund invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

Credit risk reflects the risk that a Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities may not be backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

The financial crisis in 2007—particularly the increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment—had adversely affected the market for mortgage-related securities. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors may cause mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. Government will take action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, future legislative and other government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The principal governmental guarantor of mortgage-related securities is the GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration (“FHA”) insured or Department of Veterans Affairs (“VA”) guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include FNMA and the FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers that include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government- sponsored corporation formerly owned by the 12 Federal Home Loan Banks.

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FHLMC issues participation certificates (“PCs”) that represent interests in conventional mortgages from FHLMC’s national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

In September 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHMLC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

The FHFA has indicated that the conservatorship of each enterprise will end when the director of the FHFA determines that the FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed. FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The steps taken in connection with the conservatorship are both intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-

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backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations related to senior preferred stock. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to the Portfolio.

The conditions attached to the financial contribution made by the Treasury to FHLMC and FNMA and the issuance of senior preferred stock place significant restrictions on the activities of FHLMC and FNMA. FHLMC and FNMA must obtain the consent of the Treasury to, among other things, (i) make any payment to purchase or redeem its capital stock or pay any dividend other than in respect of the senior preferred stock, (ii) issue capital stock of any kind, (iii) terminate the conservatorship of the FHFA except in connection with a receivership, or (iv) increase its debt beyond certain specified levels. In addition, significant restrictions are placed on the maximum size of each of FHLMC’s and FNMA’s respective portfolios of mortgages and mortgage- backed securities, and the purchase agreements entered into by FHLMC and FNMA provide that the maximum size of their portfolios of these assets must decrease by a specified percentage each year. The future status and role of FHLMC and FNMA could be impacted by (among other things) the actions taken and restrictions placed on FHLMC and FNMA by the FHFA in its role as conservator, the restrictions placed on FHLMC’s and FNMA’s operations and activities as a result of the senior preferred stock investment made by the U.S. Treasury, market responses to developments at FHLMC and FNMA, and future legislative and regulatory action that alters the operations, ownership, structure and/or mission of these institutions, each of which may, in turn, impact the value of, and cash flows on, any mortgage-backed securities guaranteed by FHLMC and FNMA, including any such mortgage-backed securities held by a Fund.

Under the direction of the FHFA, FNMA and FHLMC have entered into a joint initiative to develop a common securitization platform for the issuance of a uniform mortgage-backed security (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. The Single Security Initiative seeks to support the overall liquidity of the TBA market. FNMA and FHLMC began issuing uniform mortgage-backed security in June 2019, and the effects it may have on the market for mortgage-backed securities are uncertain. While the initial effects of the issuance of uniform mortgage-backed securities on the market for mortgage-related securities have been relatively minimal, the long-term effects are still uncertain.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets a Portfolio’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or

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guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable.

The assets underlying mortgage-related securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

FHLMC CMOs. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates that are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the

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FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities -- Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances, a Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be illiquid and subject to the limitation on illiquid investments.

Stripped Mortgage-Backed Securities (“SMBS”). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than

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anticipated prepayments of principal, a Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

Although SMBS are typically purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be illiquid and subject to the limitation on illiquid investments.

Mortgage-Backed Securities and Asset-Backed Securities - Types of Credit Support. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. However, the Portfolio is subject to the credit risk of the person or entities providing the credit enhancement.

The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and “over-collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

OPERATIONAL RISK

The Portfolio’s investments or its service providers may be negatively impacted due to operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third-party service providers or trading counterparties. Although the Portfolio attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect the Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. The Portfolio and its shareholders could be negatively impacted as a result.

In addition, the Portfolio relies on various sources to calculate its NAV. Therefore, the Portfolio is subject to certain operational risks associated with relying on third party service providers and data sources. NAV calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may

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result in delays in the calculation of the Portfolio’s NAV and/or inability to calculate NAV over extended time periods. The Portfolio may be unable to recover any losses associated with such failures.

OTHER DEPOSITARY RECEIPTS (CDRS, EDRS, GDRS)

The Portfolio may invest in securities that trade in the form of depositary receipts. European Depositary Receipts (“EDRs”), which are sometimes referred to as Continental Depositary Receipts (“CDRs”), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Global Depositary Receipts (“GDRs”) are issued globally and evidence a similar ownership arrangement. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe and GDRs are designed for trading in non-U.S. securities markets. The Portfolio may invest in EDRs, CDRs and GDRs through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to holders of such receipts in respect of the deposited securities.

There are certain risks associated with investments in unsponsored depositary programs. Because the non-U.S. company does not actively participate in the creation of the depositary program, the underlying agreement for service and payment will be between the depositary and the shareholder. The company issuing the stock underlying the depositary receipts pays nothing to establish the unsponsored facility, as fees for depositary receipt issuance and cancellation are paid by brokers. Investors directly bear the expenses associated with certificate transfer, custody and dividend payment. In an unsponsored depositary program, there also may be several depositaries with no defined legal obligations to the non-U.S. company. The duplicate depositaries may lead to marketplace confusion because there would be no central source of information to buyers, sellers and intermediaries. The efficiency of centralization gained in a sponsored program can greatly reduce the delays in delivery of dividends and annual reports.

Although depositary receipts have risks similar to the securities that they represent, they may also involve higher expenses and may trade at a discount (or premium) to the underlying security. In addition, depositary receipts may not pass-through voting and other shareholder rights, and may be less liquid than the underlying securities listed on an exchange in the primary trading market. In addition, with respect to all depositary receipts, there is always the risk of loss due to currency fluctuations.

REAL ESTATE SECURITIES

The Portfolio may invest in real estate investment trusts (“REITs”). REITs pool investors’ funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distributes to its shareholders substantially all of its taxable income (other than net capital gains) for each taxable year. Failure to comply with federal tax requirements may affect the value of the REIT, which could have adverse tax consequences for a Fund. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating

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expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, terrorist acts, demographic trends, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates.

REPURCHASE AGREEMENTS

The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers’ acceptances. Repurchase agreements are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest that is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, a Portfolio will seek to liquidate such collateral. The exercise of a Portfolio’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act. Repurchase agreements involving obligations other than U.S. Government securities (such as commercial paper, corporate bonds, mortgage loans, and equities) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency.

The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of a Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. While the management of the Portfolio acknowledges these risks, they will attempt to control such risks through stringent security selection criteria and careful monitoring procedures.

RISKS OF QUALIFIED FINANCIAL CONTRACTS

Regulations adopted by federal banking regulators under the Dodd-Frank Act require that certain qualified financial contracts (“QFCs”) with counterparties that are part of U.S. or foreign global systemically important banking organizations be amended to include contractual restrictions on close-out and cross-default rights. QFCs include, but are not limited to, securities contracts, commodities contracts, forward contracts, repurchase agreements, and swap agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. If a covered counterparty of the Portfolio or certain of the covered counterparty’s affiliates were to become subject to certain insolvency proceedings, the Portfolio may be temporarily unable to exercise certain default rights, and the QFC may be transferred to another entity. These requirements may impact the Portfolio’s credit and counterparty risks.

SHORT-TERM TRADING

The Portfolio may engage in short-term trading. Although the Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever necessary or desirable in the management’s view to achieve the investment objective of the Portfolio. A change in the securities held by the Portfolio is known as “portfolio turnover.” Management does not expect that in pursuing the Portfolio’s investment objective unusual portfolio turnover will be required and intends to keep turnover to a minimum consistent with the Portfolio’s investment objective. The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance. The management believes unsettled market economic conditions during certain periods require greater

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portfolio turnover in pursuing a Portfolio’s investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to the Portfolio.

U.S. GOVERNMENT SECURITIES

The Portfolio may invest in U.S. Government securities to the extent set forth in the Part A and this Part B. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will be able or willing to repay any principal or interest when due, or will provide financial support to a U.S. Government agency, authority, instrumentality or sponsored enterprise hen it is not obligated by law to do so.

WARRANTS

The Portfolio may purchase or sell warrants. A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation’s capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of the Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES

The Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the transaction. The when-issued securities are subject to market fluctuation and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself in which case there could be an unrealized loss at the time of delivery. If the other party to a when-issued transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss.

PORTFOLIO TURNOVER

For purposes of this section, the term “Adviser” also includes the Subadviser for the Portfolio.

The Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio’s portfolio, the Adviser seeks to take advantage of market developments, yield disparities and variations

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in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains that are taxable to the Portfolio’s shareholders tend to increase as the portfolio turnover increases.

For the fiscal years ended October 31, 2020 and 2019, the portfolio turnover rate for the Portfolio was 94% and 81%, respectively.

If a Portfolio has a high portfolio turnover rate (e.g. 100% or more), transaction costs incurred by the Portfolio, and the realized capital gains and losses may be greater than those of a Portfolio with a lesser portfolio turnover rate. See “Portfolio Transactions” and “Tax Matters”.

PORTFOLIO TRANSACTIONS

For the purposes of this section, the term “Adviser” also includes the Subadviser for the Portfolio.

The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio’s shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer’s general execution and operational facilities, the type of transaction involved and other factors such as the dealer’s risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for the Portfolio with a broker-dealer affiliate of the Adviser.

The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, and subject to certain conditions, give preference to a dealer that has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising several of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing each Portfolio. The management fee paid from the Portfolio is not reduced because the Adviser and its affiliates receive such services.

Generally, fixed income securities and money market securities are traded on a principal basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC USA, Inc. (“HSBC USA”), the Adviser or the Portfolio are generally prohibited from dealing with the Portfolio as a principal in the purchase and sale of securities. The Portfolio may purchase securities from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser or the Portfolio may act as a broker for the Portfolio. In order for such persons to effect any portfolio transactions for the Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review any commissions paid by the Portfolio to affiliated brokers. Unless authorized by law, the Portfolio will not do business with, nor pay commissions to, affiliates of the Adviser in any portfolio transactions where they act as principal. These restrictions may preclude the Portfolio from purchasing or selling, or may limit the Portfolio’s purchase and sale of, certain securities. Moreover, these restrictions could potentially have an impact on a Portfolio’s performance and liquidity of portfolio holdings.

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As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), the Adviser may cause a Portfolio to pay a broker-dealer, which provides “brokerage and research services” (as defined in the 1934 Act) to the Adviser, an amount of commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

The European Union’s Markets in Financial Instruments Directive (“MiFID II”), which became effective January 3, 2018, requires investment managers and their clients that are regulated under MiFID II to pay for research services separately from trade execution services, either through their own resources or a research payment account funded by a specific charge to a client. MiFID II will restrict the use of soft dollars by affected investment managers. MiFID II’s research requirements present various compliance and operational considerations for investment advisers and broker-dealers serving clients in both the United States and the EU.

The term “brokerage and research services” includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser’s other clients, in part, for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC has published interpretative guidance that tightened previously existing standards concerning the types of expenses that qualify for the Section 28(e) safe harbor and set forth certain steps that investment advisers would need to take in order to ensure such qualification.

Investment decisions for the Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors, in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases, this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Adviser believes that the Portfolio’s ability to participate in volume transactions will produce better executions for the Portfolio.

The Board has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

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If the Portfolio invests primarily in fixed income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, such Portfolio would not ordinarily pay significant brokerage commissions with respect to their securities transactions.

In the United States and in some other countries, debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter’s commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer’s mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking best execution, securities may, as authorized by each Portfolio’s investment advisory contract, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present, no arrangements for the recapture of commission payments are in effect.

For the fiscal years ended October 31, 2020, 2019, and 2018, the Portfolio paid aggregate brokerage commissions in the amounts of $148,130, $147,566 and $141,155, respectively.

During the fiscal year ended October 31, 2020, the Portfolio did not acquire securities issued by its regular brokers or dealers, or their parent companies.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board has adopted policies and procedures for the Trust relating to disclosure of the Portfolio’s portfolio securities (the “Policy”). The Policy is designed to ensure that the disclosure of holdings information where necessary to the Trust’s operation, or useful to a Portfolio’s shareholders, without compromising the integrity or performance of the Portfolio. Disclosure of information regarding the portfolio holdings of the Portfolio occurs only upon the determination, by the Trust’s Chief Compliance Officer (“CCO”), that such disclosure is in the best interests of the Portfolio’s shareholders and that it does not present a conflict of interest between the shareholders and the Adviser, principal underwriter, or any affiliated person of the Portfolio, the Adviser or any subadviser of the Portfolio.

Pursuant to applicable law, the Trust is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Shareholders. Semi-Annual and Annual Reports are distributed to shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to shareholders and are also available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov and on the Trust’s website at https://investorfunds.us.hsbc.com.

The Portfolio also files their portfolio holdings information for each month in a fiscal quarter within 60 days after the end of the relevant fiscal quarter with the SEC on Form N-PORT. Portfolio holdings information for the third month of each quarter is publicly available within 60 days of the end of the quarter at the websites listed above. The Trust’s website also provides information about each Portfolio’s top 10 holdings, sector holdings and other characteristics data as of the end of the most recent month. The Trust may publish the Portfolio’s full portfolio holdings thirty (30) days after the end of each month. This information is available until updated as of the following month. The information on the Trust’s website is publicly available to all categories of persons.

The Trust or the Adviser may share non-public holdings information of the Trust sooner than 60 days of the end of the fiscal quarter with the Adviser and other service providers to the Trust (including the Trust’s custodian, the Sub-Administrator; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking services and NRSROs, including Standard & Poor’s Corporation, Morningstar, Lipper Analytical Services, FactSet, Fitch Ratings, Inc. and Bloomberg L.P. These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust or the Adviser that foster reasonable expectations that holdings information will not be misused. The Trust’s officers may authorize disclosure

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of the Trust’s holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

The Trust may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Trust’s CCO. The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper Analytical Services (10 days after the end of each month), Morningstar (5 business days after the end of each month), Bloomberg L.P. (60 days after the end of each quarter), FactSet (daily), Fitch Ratings, Inc. (two times per month) and Standard & Poor’s Corporation (between 3-5 days after the end of each week).

No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust, the Adviser and its affiliates.

Pursuant to the Policy, the CCO may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, a Portfolio may disclose its holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a “Material Compliance Matter” as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Board.

INVESTMENT RESTRICTIONS

The Portfolio has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding voting securities” of the Portfolio. The term “majority of the outstanding voting securities” as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities.” The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act.

As a matter of fundamental policy, the Portfolio may:

1.             borrow money to the extent permitted under the 1940 Act and the rules and regulations thereunder;

2.             issue senior securities to the extent permitted under the 1940 Act and the rules and regulations thereunder;

3.             not act as an underwriter of securities issued by others, except to the extent it could be considered an underwriter in the acquisition and disposition of restricted securities;

4.             not make loans to other persons except: (a) through the use of repurchase agreements or the purchase of short term obligations; or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

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5.             not purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio’s portfolio, real estate acquired as a result of the Portfolio’s ownership of securities);

6.             not concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio’s investment objective(s), up to 25% of its total assets may be invested in any one industry; and

7.             not, with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.

The Portfolio is also subject to the following restrictions which may be changed by the Board without shareholder approval.

As a matter of non-fundamental policy, the Portfolio may not:

1.             purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

2.             write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio’s net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio’s obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

3.             buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options, which are held at any time, do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon, held at any time, do not exceed 5% of the Portfolio’s total assets.

4.             purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures.

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5.             sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

6.             invest in securities of any registered investment company, except to the extent permitted under the 1940 Act generally, or in accordance with any exemptive order granted to the Trust by the SEC.

7.             directly purchase securities or other instruments issued by companies that manufacture cluster munitions or anti-personnel mines. The Adviser uses the definitions within the 1997 Mine Ban Treaty and the 2008 Convention on Cluster Bombs for guidance and implementation. The Fund may purchase securities of registered investment companies, ETNs or other pooled vehicles that invest in companies that manufacture cluster munitions or anti-personnel mines.

PERCENTAGE AND RATING RESTRICTIONS

If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolio’s Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio, or a later change in the rating of a security held by the Portfolio, is not considered a violation of policy. However the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act and/or the rules thereunder with respect to the Portfolio’s investments in illiquid investments or any borrowings by the Portfolio.

MANAGEMENT OF HSBC FUNDS

BOARD OF TRUSTEES

Overall responsibility for management of HSBC Funds (the “Trust”) rests with the Board. The Trustees elect the officers of the Trust and appoint service providers to manage the Trust’s day-to-day operations. The Trustees meet regularly to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including the investment performance of the Portfolio and the operation of the Trust’s compliance program, and to evaluate and address potential conflicts and risks associated with the Trust’s activities.

Board Composition and Leadership Structure

The Trust has a Board of Trustees. The Board consists of four Trustees, all of whom are not “interested persons” (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Trust (the “Independent Trustees”). The Board is responsible for the overall management of the Trust, including general supervision and review of the Trust’s investment activities. The Board elects the officers of the Trust who are responsible for administering the Trust’s day-to-day operations. The Trust enters into agreements with various entities to manage the day-to-day operations of the Trust, including with the Adviser, the Subadviser, the administrator, the transfer agent, the distributor and the custodian. The Board is responsible for selecting these service providers (based on the recommendation of the Adviser), approving the terms of their contracts with the Trust and exercising general oversight of these service providers on an ongoing basis.

The Chair of the Board, Ms. Beck, is an Independent Trustee, and, among other duties and responsibilities, serves as a point person for communications between the Trustees and the Trust’s management. The Trustees interact directly with the Chair, Chairs of the Trust’s standing Committees, each other, the Trust’s officers, and senior management of the Adviser and other service providers of the Trust at scheduled meetings and between meetings, as appropriate.

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The Board has established the following standing committees: the Audit and Compliance Committee and the Nominating and Corporate Governance Committee (the “Committees”) to facilitate the Trustees’ effective oversight of the management of those aspects of the Trust’s operations. Each Committee has a Chair, who is an Independent Trustee. Each Committee’s responsibilities are discussed in greater detail below. By assigning areas of responsibility to committees of Trustees, and to the full Board, the Board’s leadership structure enables it to exercise informed and independent judgment over the matters within its purview.

Board’s Role in Risk Oversight of the Trust

The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular Board meetings, as does each Committee of the Trust. The Board and its Committees consider risk management through, among other things, regular reports that have been developed by management, in consultation with the Board, its Committees, and counsel. These reports address investment, valuation, liquidity, operations, and compliance matters. The Board may also receive special written reports or presentations on cybersecurity and a variety of other risk issues, either upon request or upon the Adviser’s initiative. In addition, the Board meets regularly with the Adviser’s internal risk department and Fund Pricing Group to review reports on their examinations of liquidity risks, and when applicable, their fair valuation determinations on the Funds’ investment portfolios.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Funds, which may include the comparison of the Funds’ performance to their respective benchmarks and/or peer groups when applicable. In addition, investment personnel for the Funds meet regularly with the Board to discuss Fund performance, including investment risk, liquidity, and market updates. Also, to the extent that the Fund changes a particular investment strategy or invests in a new type of security that could have a material effect on the Fund’s risk profile, the Board generally is consulted.

With respect to valuation, the Board receives regular written reports summarizing the discussions from the Adviser’s internal Pricing and Valuation Committee meetings. The Board receives regular written reports that enable it to monitor, when applicable, the number of fair valued securities in a particular Fund, the reasons for the fair valuation and the methodology used to arrive at the fair value. In addition, the Trust’s Audit and Compliance Committee reviews certain valuation matters with the Funds’ Treasurer and the Trust’s independent auditors in connection with the Committee’s review of the results of the audit of the Funds’ annual financial statements.

With respect to liquidity, the Trust has implemented a liquidity risk management program on behalf of the non-money market Funds (the “Liquidity Program”) that is designed to assess and manage each Fund’s liquidity risk. The Board has designated the Fund Liquidity Review Group to administer the Liquidity Program. The Fund Liquidity Review Group is comprised of representatives from the Adviser’s investment, risk, operations, and compliance teams. Under the Liquidity Program the Board will review periodic reports concerning Fund liquidity and review, no less frequently than annually, a written report prepared by the Fund Liquidity Review Group that addresses the operation of the Liquidity Program and assesses its adequacy and effectiveness.

With respect to compliance risks, the Board and the Audit and Compliance Committee receive regular compliance reports and meets regularly with the CCO to discuss compliance issues, including compliance risks. In accordance with SEC rules, the Independent Trustees meet regularly in executive session with the CCO, and the CCO prepares and presents an annual written compliance report to the Board. The Board also meets regularly with the Chief Compliance Officer of the Adviser. The Board adopts compliance policies and procedures for the Trust and approves such procedures of certain of the Trust’s service providers, such as the Adviser and the Subadvisers (as applicable). The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

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Qualifications of the Trustees

The names of the Trustees, their addresses, ages, positions held with the Trust, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

TRUSTEES

Name(1)	Position(s) Held With Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held By Trustee During the Past 5 Years(3)
Independent Trustees
Marcia L. Beck Age: 65	Trustee and Chair	2008 to present	Private Investor (1999 – present)	5	None
Susan C. Gause Age: 68	Trustee	2013 to present	Private Investor (2003 – present)	5	Metropolitan Series Fund (2012 – present); and Met Investors Series Trust (2008 – present)
Susan S. Huang Age: 66	Trustee	2008 to present	Private Investor (2000 – present)	5	None
Hugh T. Hurley III Age: 56	Trustee	December 2020 to present	Private Investor (2017 – present); Managing Director and Global Head of Product Strategy Active Equity, Blackrock, Inc. (2006 – 2017)	5	Oakmark Funds (2018 – present)
(1) Each Independent Trustee may be contacted by writing to the Trustee, c/o DST Asset Manager Solutions, Inc., P.O. Box 219691, Kansas City, MO 64121-9691, Attn: Stefano R. Michelagnoli.
(2) The “Fund Complex” is comprised of the 5 portfolios of HSBC Funds.
(3) This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.
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OFFICERS

Name, Address and Age	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Stefano R. Michelagnoli 452 Fifth Avenue New York, NY 10018 Age: 50	President	One year; 2020 to present	Global Head of Client Operations, HSBC Global Asset Management (USA) Inc. (June 2020 – present); Regional Head of Product (Americas), HSBC Global Asset Management (USA) Inc. (2015 – June 2020)
James D. Levy 452 Fifth Avenue New York, NY 10018 Age: 57	Vice President	One year; 2014 to present	Vice President, Product Management, HSBC Global Asset Management (USA) Inc. (2014 – present); Vice President, Mutual Funds Product Development, GE Asset Management Inc. (2007 – 2014)
Ioannis Tzouganatos* Prudential Center 800 Boylston Street, 24th Floor Boston, MA 02199 Age: 44	Secretary	One year; 2015 to present	Vice President, Regulatory Administration, Citi Fund Services (2008 – present)
Denise Lewis* 4400 Easton Commons, Suite 200 Columbus, OH 43219 Age: 57	Treasurer	One year; 2021 to present	Senior Vice President, Financial Administration, Citi Fund Services (2020-present); Senior Group Leader, BNY Mellon (2015-2019)
Charles L. Booth* 4400 Easton Commons, Suite 200 Columbus, OH 43219 Age: 60	Chief Compliance Officer	One year; 2015 to present	Director and Compliance Officer, Citi Fund Services (1988 – present)
James M. Curtis 452 Fifth Avenue New York, NY 10018 Age: 52	Chief Legal Officer	One year; 2018 to present	Associate General Counsel, HSBC Technology & Services (USA) Inc. (2018-present); Associate General Counsel, HSBC Securities (USA) Inc. (2005-2017)
* Ms. Lewis, Mr. Tzouganatos and Mr. Booth are also officers of certain other investment companies of which Citi Fund Services (or an affiliate) is the administrator or sub-administrator.

Trustee Experience, Qualifications, Attributes or Skills

The following provides an overview of the considerations that led the Board to conclude that each individual serving as a Trustee of the Trust should so serve. The current members of the Board joined at different points in time since 2008. Generally, no one factor was decisive in the original selection of an individual to join the Board. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments, including prior experience in the financial services and investment management fields or on other boards; (ii) the individual’s ability to work effectively with other members of the Board; and (iii) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

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In addition to personal qualities, such as integrity, the role of an effective Trustee inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and obligations. The Board believes that the specific background of each Board member (including as set forth above) evidences such ability and is appropriate to his or her serving on the Board. The Chair of the Board, Ms. Beck, has asset management operating and leadership experience, having served as President and Trustee of the Goldman Sachs Mutual Funds, an unaffiliated mutual fund complex. Ms. Huang has asset management operating and leadership experience, having served as Senior Vice President of Schroder Investment Management, a global asset management company. Mses. Beck and Huang each has experience managing risk as well as portfolios of money market and fixed income instruments, respectively. Ms. Gause has significant experience in the financial services industry, having served as, among other things, Chief Executive Officer of Dresdner RCM Global Investors and Allianz Dresdner Asset Management, a global asset management company. In that position, Ms. Gause was responsible for the day-to-day activities of the investment adviser of various registered open-end funds. Mr. Hurley has significant experience in the investment management and capital markets industries having served in several senior executive management roles, including as Managing Director and Global Head of Product Strategy at BlackRock, Inc., a global asset management company. Mr. Hurley is also a National Association of Corporate Directors (“NACD”) Governance Fellow and is NACD Directorship CertifiedTM. In addition, Mr. Hurley serves as a director of another mutual fund complex.

COMMITTEES

The Board currently has two standing committees: Audit and Compliance Committee and Nominating and Corporate Governance Committee.

Audit and Compliance Committee

The Audit and Compliance Committee is comprised of all of the Independent Trustees of the Trust. The Audit Committee is currently chaired by Ms. Beck. Ms. Beck, Mr. Hurley and Ms. Gause are audit committee financial experts of the Trust. The primary purpose of the Audit and Compliance Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The Audit and Compliance Committee, among other things: (i) recommends to the Board the selection, retention and termination of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit and, generally, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors and any reports from the independent auditors concerning an audit, as presented to the Audit and Compliance Committee; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; (v) approves the fees to be paid by the Trust to the independent auditors for its services; and (vi) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. Committee responsibility for the Trust’s compliance program, which includes, among other things, (i) reviewing recommendations made to the Board concerning the designation of a person to serve as the Trust’s CCO pursuant to Rule 38a-1 under the 1940 Act; (ii) overseeing compliance by third-party service providers of the Trust’s compliance program; (iii) assessing recommendations made by the CCO concerning changes; and (iv) additions to the Trust’s compliance program, is also housed within the Audit and Compliance Committee. The Audit Committee of the Trust met four times during the most recently completed fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of all of the Independent Trustees of the Trust. The Committee is currently chaired by Ms. Gause. This Committee, among other things : (i) makes nominations for trustee membership on the Board or a Committee; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically

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reviews industry best practices and Board governance procedures and recommends appropriate changes to the full Board; (v) periodically reviews Trustee compensation and Committee responsibilities and recommends any appropriate changes to the full Board; (vi) reviews the retention of professional liability insurance (D&O/E&O Insurance) and investment company fidelity bonds; and (vii) reviews the independence and performance of the Independent Trustee counsel. The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders. Such recommendations should be forwarded to the President of the Trust. The Nominating and Corporate Governance Committee met four times during the most recently completed fiscal year.

When evaluating a person as a potential nominee to serve as an Independent Trustee, the Nominating and Corporate Governance Committee may consider, among other factors: (i) whether or not the person is “independent” and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee; (ii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of an Independent Trustee; (iii) the contribution that the person can make to the Board, with consideration being given to the person’s business experience, education and such other factors as the Committee may consider relevant; (iv) the character and integrity of the person; (v) the desirable personality traits, including independence, leadership and the ability to work with the other members of the Board; and (vi) consistency with the 1940 Act.

The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Independent Trustees, officers, and other sources that the Committee deems appropriate.

PORTFOLIO OWNERSHIP

Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolio, together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee in the HSBC Family of Funds, as of December 31, 2020 (unless stated otherwise).

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE PORTFOLIO	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES

INDEPENDENT TRUSTEES
Marcia L. Beck	None	$50,001-$100,000
Susan C. Gause	None	$50,001-$100,000
Susan S. Huang	None	$50,001- $100,000
Hugh T. Hurley III*	None	None

* Mr. Hurley commenced his term as an Independent Trustee as of December 16, 2020.

As of February 3, 2021, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Portfolio.

TRUSTEE AND OFFICER COMPENSATION

For the fiscal year ended October 31, 2020, the following compensation was paid to the Trustees:

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Compensation From the Funds	Independent Trustees
	Marcia L. Beck	Susan C. Gause	Susan S. Huang	Hugh T. Hurley III(1)	Thomas F. Robards(2)
Opportunity Portfolio	$27,086.28	$26,550.56	$26,550.56	$0	$30,367.53
Pension Or Retirement Benefits Accrued As Part Of The Funds’ Expenses (3)	N/A	N/A	N/A	N/A	N/A
Estimated Annual Benefits Upon Retirement	N/A	N/A	N/A	N/A	N/A
Total Compensation From Funds and Fund Complex(4) Paid To Trustees	$201,833.00	$197,833.00	$197,833.00	$0	$226,333.00

(1)  Mr. Hurley commenced his term as Independent Trustee as of December 16, 2020.

(2)  Mr. Robards retired from the Board as of October 26, 2020.

(3)  The Trust does not accrue pension or retirement benefits as part of Fund expenses, and Trustees are not entitled to retirement benefits upon retirement from the Board.

(4)  For these purposes, the Fund Complex consisted of the 7 portfolios of HSBC Funds as of October 31, 2020.

None of the officers receive compensation directly from the Portfolio. Under a Services Agreement between the Trust and Citi (“Services Agreement”), Citi makes an individual available to serve as the Trust’s CCO. Under the Services Agreement, Citi also provides infrastructure and support in implementing the written policies and procedures comprising the Portfolio’s Compliance Program. This includes providing support services to the CCO, developing standards for reports to the Board by Citi and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Portfolio’s Compliance Program and related policies and procedures of the Portfolio’s service providers. For the services provided under the Services Agreement, the Trust currently pays Citi $313,915 per annum, plus certain out of pocket expenses. Citi pays the salary and other compensation earned by any such individuals as employees of Citi. The Services Agreement also governs Citi’s provision of regulatory administration and fund accounting services to the Portfolio. For more information about these services, respectively, see “Administrator and Sub-Administrator” and “Fund Accounting Agent.”

PROXY VOTING

The Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolio’s Adviser. In an effort to avoid conflicts of interest, the Adviser has, in turn, engaged Institutional Shareholder Services Inc. (“ISS”) to provide proxy voting and related services and has delegated responsibility for voting proxies on behalf of the Portfolio to ISS. A summary of ISS’ proxy voting guidelines is attached as an appendix to this Part B.

Information regarding how the Portfolio voted proxies relating to portfolio securities during the 12-month period ending June 30, 2020 is available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC’s website at http://www.sec.gov.

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INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

HSBC Global Asset Management (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with the Trust. For its investment advisory services, the Adviser is entitled to a fee from the Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio’s daily net assets, at an annual rate of 0.80%.

For the fiscal years ended October 31, 2020, 2019 and 2018, the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolio were $992,095, $1,102,843 and $1,240,275, respectively.

The Advisory Contract for the Portfolio will continue in effect through December 31, 2021. Thereafter, the Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year provided such continuance is approved at least annually by: (i) the holders of a majority of the outstanding voting securities of the Portfolio or by the Board; and (ii) a majority of the Trustees who are not parties to the Advisory Contract or “interested persons” (as defined in Section 2(a)(19) the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to a Portfolio without penalty by either party on 60 days’ written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.

The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC USA Inc., a registered bank holding company. No securities or instruments issued by HSBC USA Inc. will be purchased for the Portfolio.

The Advisory Contract for the Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more subadvisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide the Trust with, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes the Board with periodic reports on the investment performance of each Portfolio.

If the Adviser were prohibited from performing any of its services for the Trust, it is expected that the Board would recommend to the holders of interests in the Portfolio that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

The investment advisory services of the Adviser provided to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

The Trust and the Adviser have each received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with subadvisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new subadviser will be mailed to shareholders within 90 days of the change in subadviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a subadviser within 90 days of the material change. The Adviser remains responsible for the performance of the Portfolio, oversees subadvisers to ensure compliance with the Portfolio’s investment policies and guidelines, and monitors each subadviser’s adherence to its investment style and performance results in order to recommend any changes in a subadviser to the Board.

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SUBADVISER

The Subadviser is responsible for the investment management of the Portfolio’s assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Subadviser in its discretion.

The investment advisory services of each Subadviser are not exclusive under the terms of its sub-advisory agreement. The Subadviser is free to and does render investment advisory services to others.

The Subadviser also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the Portfolio.

Westfield Capital Management Company, L.P., located at One Financial Center, Boston, Massachusetts 02111, is the Opportunity Portfolio’s Subadviser. For its services, Westfield receives a fee equal on an annual basis to 0.55% of the Portfolio’s average daily net assets.

For the fiscal years ended October 31, 2020, 2019 and 2018, the Portfolio paid Westfield sub-advisory fees equal to $682,065, $758,205 and $852,690, respectively.

PORTFOLIO MANAGERS

Part A identifies the individual or individuals who are primarily responsible for the day-to-day management of the Portfolio (the “portfolio manager(s)”). This section of Part B contains certain additional information about the portfolio manager(s), their compensation, other accounts managed by them, and potential conflicts of interest. This section includes information in a tabular format, as of October 31, 2020 (unless a more recent date is indicated), about the other accounts, if any, in addition to the Portfolio, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

The tables below show the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also show the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder is based on account performance, if applicable.

Portfolio Ownership of Portfolio Managers

The portfolio managers did not beneficially own shares of the Portfolio they manage as of October 31, 2020.

Other Accounts Managed by Portfolio Managers

Set forth the below is information about the other accounts managed by the portfolio managers of the Portfolio as of October 31, 2020.

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Westfield (Subadviser to Portfolio)

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based
	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
William A. Muggia	9	8	279	0	1	22
	$3,680,945,505	$1,145,048,136	$10,198,673,107	$0	$30,952,089	$2,704,736,094
Ethan J. Meyers	8	5	226	0	0	19
	$3,558,648,564	$1.085,619,189	$8,854,033,910	$0	$0	$1,845,195,863
John M. Montgomery	8	5	226	0	0	19
	$3,558,648,564	$1.085,619,189	$8,854,033,910	$0	$0	$1,845,195,863
Richard D. Lee	8	5	226	0	0	19
	$3,558,648,564	$1.085,619,189	$8,854,033,910	$0	$0	$1,845,195,863

Portfolio Manager Compensation Structure

Members of the Westfield Investment Committee may be eligible to receive various components of compensation:

•	Investment Committee members receive a base salary commensurate with industry standards.

•	Investment Committee members are also eligible to receive an annual performance based bonus award. The amount awarded is based on the employee’s individual performance attribution and overall contribution to the investment performance of Westfield.

•	Investment Committee members may be eligible to receive equity interests in the future profits of Westfield. Individual awards are typically determined by a member’s overall performance within the firm, including but not limited to contribution to company strategy, participation in marketing and client service initiatives, as well as longevity at the firm. Key members of Westfield’s management team who receive equity interests in the firm enter into agreements restricting post-employment competition and solicitation of clients and employees of Westfield. This compensation is in addition to the base salary and performance based bonus. Equity interest grants typically vest over five years.

Potential Conflicts of Interest

The simultaneous management of multiple accounts by our investment professionals creates a possible conflict of interest as they must allocate their time and investment ideas across multiple accounts. This may result in the Investment Committee or portfolio managers allocating unequal attention and time to the management of each client account as each has different objectives, benchmarks, investment restrictions and fees. For most client accounts, investment decisions are made at the Investment Committee level. Once an idea has been approved, it is implemented across all eligible and participating accounts within the strategy.

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Although the Investment Committee collectively acts as portfolio manager on most client accounts, there are some client accounts that are managed by a portfolio manager who also serves as a member of the Investment Committee. This can create a conflict of interest because investment decisions for these individually managed accounts do not require approval by the Investment Committee; thus, there is an opportunity for individually managed client accounts to trade in a security ahead of Investment Committee managed client accounts. Trade orders for individually managed accounts must be communicated to the Investment Committee. Additionally, the Compliance team performs periodic reviews of such accounts to ensure procedures have been followed.

Westfield has clients with performance-based fee arrangements. A conflict of interest can arise between those portfolios that incorporate a performance fee and those that do not. When the same securities are recommended for both types of accounts, it is Westfield’s policy to allocate investments, on a pro-rata basis, to all participating and eligible accounts, regardless of the account’s fee structure. Our Operations team performs ongoing reviews of each product’s model portfolio versus each client account. Discrepancies are researched, and exceptions are documented.

In placing each transaction for a client’s account, Westfield seeks best execution of that transaction except in cases where Westfield does not have the authority to select the broker or dealer, as stipulated by the client. We attempt to bundle directed brokerage accounts with non-directed accounts, and then utilize step-out trades to satisfy the directed arrangements. Clients who do not allow step-out trades generally will be executed after non-directed accounts.

Because of our interest in receiving third-party research services, there may be an incentive for Westfield to select a broker or dealer based on such interest rather than the clients’ interest in receiving most favorable execution. To mitigate the conflict that Westfield may have an incentive beyond best execution to utilize a particular broker, broker and research votes are conducted and reviewed on a quarterly basis. These votes provide the opportunity to recognize the unique research efforts of a wide variety of firms, as well as the opportunity to compare aggregate commission dollars with a particular broker to ensure appropriate correlation. Westfield’s Best Execution Committee also reviews transaction cost analysis data quarterly to monitor trading and commission activity.

Some Westfield clients have elected to retain certain brokerage firms as consultants or to invest their assets through a broker-sponsored wrap program for which Westfield acts as a manager. Several of these firms are on our approved broker list. Since Westfield may gain new clients through such relationships and will interact closely with such firms to service the client, there may be an incentive for Westfield to select a broker or dealer based on such interest rather than the clients’ interest. To help ensure independence in the brokerage selection process, brokerage selection is handled by our Traders, while client relationships are managed by our Marketing/Client Service team.

Personal accounts may give rise to conflicts of interest. Westfield and its employees will, from time to time, for their own investment accounts, purchase, sell, hold or own securities or other assets which may be recommended for purchase, sale or ownership for one or more clients. Westfield has a Code of Ethics which regulates trading in such accounts; requirements include regular reporting and preclearance of transactions. Compliance reviews personal trading activity regularly.

Westfield serves as manager to the General Partners of private funds, for which we also provide investment advisory services. Westfield and its employees have also invested their own funds in such vehicles and other investment strategies that are advised by the firm. Allowing such investments and having a financial interest in the private funds can create an incentive for the firm to favor these accounts because our financial interests are more directly tied to the performance of such accounts. To help ensure all clients are treated equitably and fairly, Westfield allocates investment opportunities on a pro-rata basis. Compliance conducts periodic reviews of client accounts to ensure procedures have been followed.

In addition to a base salary and a performance-based bonus award, Westfield’s Marketing and Client Service team’s compensation is based on a percentage of annual revenue generated by new separate accounts and/or significant contributions to existing client accounts but excludes any sub-advised or advised mutual funds. This incentive poses a conflict in that members of the team could encourage investment in a product(s) that may not be suitable. To mitigate such risk, team members are not incentivized to sell one product versus another. Nor do they have specific sales

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targets. Further, Westfield’s new account process includes a review of client contracts and investment policy statements to ensure the recommended product is suitable prior to funding. Lastly, all incentive compensation is reviewed and approved by the COO and CFO.

ADMINISTRATOR AND SUB-ADMINISTRATOR

Pursuant to an Administration Services Agreement, the Adviser serves as the Trust’s administrator (the “Administrator”), and in that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Trust’s operations. Pursuant to a Sub-Administration Services Agreement (the “Sub-Administration Agreement”), the Administrator has retained Citi, whose address is 4400 Easton Commons, Suite 200, Columbus, Ohio 43219, as sub-administrator (the “Sub-Administrator”). Citi served as the administrator (rather than sub-administrator), through June 30, 2006. Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

Pursuant to the Services Agreement, Citi also provides the Portfolio with various other services, which include certain regulatory and compliance services, as well as fund accounting services. The Administrator and Citi provide certain persons satisfactory to the Board to serve as officers of the Trust. Such officers, as well as certain other employees of the Trust, may be directors, officers or employees of the Administrator, Citi or their affiliates.

The Administration Services Agreement was renewed for the one (1) year period ending December 31, 2021 and may be terminated upon not more than 60 days written notice by either party.

The administration fee primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

$0-$10 billion	0.0400%
$10 billion - $20 billion	0.0350%
$20 billion - $50 billion	0.0265%
In excess of $50 billion	0.0245%

The sub-administration fee primarily consists of an asset-based fee payable to Citi by the Administrator on the first business day of each month, or at such times as Citi shall request, at an annual rate of:

Up to $10 billion	0.0200%
$10 billion - $20 billion	0.0150%
$20 billion - $50 billion	0.0065%
In excess of $50 billion	0.0045%

The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Family of Funds, but the assets of the Portfolio that reflect assets of Funds that invest in the Portfolio is not double-counted. The total administration fee to be paid is allocated to each of the funds in the HSBC Family of Funds based upon its proportionate share of the aggregate net assets of the HSBC Family of Funds, and then allocated to each class of shares on a class basis. For assets invested by the Funds in the Portfolio or affiliated underlying funds, the Portfolio pays half of the administration fee and the Funds pay half of the administration fee, for a combination at the total fee rate set forth above.

For the fiscal years ended October 31, 2020, 2019, and 2018, the aggregate amount of administration fees paid directly by the Portfolio was $21,055, $26,423 and $30,127, respectively.

TRANSFER AGENT

Under a Transfer Agency Services Agreement, DST Asset Manager Solutions, Inc. acts as transfer agent (“Transfer Agent”) for the Trust. The Transfer Agent maintains an account for each shareholder of record, performs other

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transfer agency functions and acts as dividend disbursing agent for the Trust. The principal business address of DST Asset Manager Solutions, Inc. is 2000 Crown Colony Drive, Quincy, Massachusetts 02169-0953.

CUSTODIAN

Pursuant to a Custodian Agreement, Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, acts as the custodian (“Custodian”) of each Portfolio’s assets. The Custodian’s responsibilities include safeguarding and controlling each Portfolio’s cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on each Portfolio’s investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily NAV of shares of the Portfolio. Securities held for each Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. The Custodian does not determine the investment policies of the Portfolio or decide which securities will be purchased or sold for Portfolio. For its services, the Custodian receives such compensation as may from time to time be agreed upon by it and the Trust.

PORTFOLIO ACCOUNTING AGENT

Pursuant to the Services Agreement, Citi also serves as fund accounting agent to the Portfolio. For the fiscal years ended October 31, 2020, October 31, 2019, and October 31, 2018, the aggregate amount of fund accounting fees incurred by the Portfolio was $55,454, $55,350 and $48,239, respectively.

FEDERAL BANKING LAW

The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC USA’s and the Adviser’s activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC USA and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC USA and the Adviser to perform these services, the Board would review the relationship with HSBC USA and the Adviser and consider taking all actions necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that Portfolio be liquidated.

Entities that are part of banking organizations, such as the Adviser and its affiliates, are subject to extensive government regulation. Government regulation may change frequently and may have significant effects, including limiting the ability of the Adviser and its affiliates from engaging in certain trading activities, which may adversely impact a Fund. For example, the so-called “Volcker Rule” prohibits the Adviser and its affiliates from engaging in certain trading activities. A Fund may be adversely impacted by this rule if the Adviser or its affiliates own 25% or more of a Fund’s shares outside of any seeding period permitted by the rule. These restrictions may prevent a Fund from maintaining sufficient seed capital and may cause the Fund to liquidate at the end of the period if the Fund is not able to achieve sufficient scale. Other restrictions, including restrictions on trading and transactions with affiliates, can also apply. Funds that are not managed by entities that are part of banking organizations are not subject to these limitations.

EXPENSES

Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Trust expenses directly related to a Portfolio are charged to the Portfolio; other expenses are allocated among the applicable series of the Trust in relation to the net assets of each Fund equally or another appropriate basis.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act.

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An investor in the Portfolio may add to or reduce its investment in the Portfolio on any day in which regular trading occurs on the New York Stock Exchange (“Portfolio Business Day”). Prior to 4:00 p.m., Eastern Time, (“Valuation Time”), on any Portfolio Business Day, the value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor’s investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

The NAV of the Portfolio is determined once each day at the close of trading on the New York Stock Exchange (“Exchange”), normally at 4 p.m. Eastern time on days the Exchange is open. The Exchange is generally not open, and the Portfolio does not price their interests, on most national holidays and on Good Friday.

Pursuant to procedures adopted by the Board, investments of the Portfolio for which there are readily available and reliable market quotes or for which independent pricing service pricing is appropriate are valued as follows:

General

➢   All securities and other investments are valued based on the market quotes from the broadest and most representative market for the securities, or such other methodologies as are set forth below, including prices provided by approved independent pricing services. All valuations are obtained as of the time NAV is calculated on each Portfolio business day. Any securities and other investments that cannot be priced according to the methodologies set forth below will be valued in accordance with fair valuation methodologies set forth in the Prospectus and applicable guidance on fair valuation. In this regard, if a broker, dealer or market-maker quote is obtained but is reasonably believed not to reflect market value based on all data available (e.g., it is an outlier as compared to other quotes), it may be discarded.

Equity securities

➢   Exchange traded, domestic equity securities are valued at the last sales price on a national securities exchange (except the NASDAQ Stock Market) or, in the absence of recorded sales, at the readily available closing bid price on such exchange. Such securities traded on the NASDAQ Stock Market are valued at the NASDAQ Official Closing Price on the date of valuation.

➢   Domestic equity securities that are not traded on an exchange are valued at the quoted bid price in the over-the-counter market.

➢   Exchange traded, foreign equity securities are valued in the appropriate currency at the last quoted sale price.

➢   Foreign equity securities that are not exchange traded are valued in the appropriate currency at the average of the quoted bid and asked prices in the over-the-counter market.

➢   Participation notes (also known as P-notes) are valued by taking the last sales price of the underlying security on its primary exchange. In the absence of a recorded sale on the underlying security, the readily available closing bid price on such exchange will be used. If no sale is available because the country is on holiday, the previous day’s last quoted sales price would be

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utilized. All local prices will be converted to U.S. dollars using the foreign currency exchange rate as of the close of regular trading on the New York Stock Exchange (usually 4 p.m. EST).

➢   Rights and Warrants are valued at the last sales price on a national securities exchange. If these instruments are not scheduled to trade for a certain period, they are generally valued intrinsically based on the terms of the issuance and the price of the underlying security. The time value of the warrants may also be considered by the Adviser.

➢   Initial Public Offerings (“IPOs”) are typically priced using corresponding approved independent pricing services for equity securities, as set forth in Appendices A and B. In instances where there is a time lag between the IPO and the commencement of public trading of the security there may be no vendor price available. In these instances, the purchase price may be utilized; if the purchase price is not confirmed, the bid price may be utilized.

Convertible Securities

➢   Convertible securities are valued at the bid price as of the time NAV is determined by an approved independent pricing service, based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance on quoted prices on an exchange or over-the-counter prices. If no current day bid price is available then they will be priced either using the last quoted sales price or most recent bid price.

Debt securities

➢   Debt securities are valued at the bid price, as of the time NAV is determined, by an approved independent pricing service, based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, callability or prepayment option, type and size of issue, trading characteristics and other market data, without exclusive reliance on quoted prices on an exchange or over-the-counter prices.

➢   Debt securities with remaining maturities of 60 days or less may be valued at amortized cost unless it is determined that amortized cost does not represent fair value (e.g., securities that are not expected to mature at par). Issuer-specific and market-based considerations will be taken into account to determine whether amortized cost represents fair value. Debt securities with remaining maturities of 60 days or less that are not valued based on amortized cost are valued based on prices provided by independent pricing services based on the services’ proprietary pricing models.

Registered investment companies (including exchange-traded funds (“ETFs”))

➢   Shares of exchange traded and closed-end registered investment companies are valued in the same manner as other equity securities.

➢   Mutual funds are valued at their NAVs, as reported to the investment adviser or its agent.

Foreign currencies

➢   Foreign currencies are valued at the last quoted foreign exchange bid quotation against the U.S. dollar from an approved independent pricing service.

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➢   The value of Fund assets and liabilities denominated in currencies other than the U.S. dollar are translated into their U.S. dollar equivalent values at such last foreign exchange bid quotation.

Repurchase agreements

➢   Repurchase agreements are valued at original cost.

Interest income on long-term obligations in the Portfolio’s portfolio is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

The accounting records of the Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 (“FRR 1” (formerly Accounting Series Release No. 113)) which concludes that there is “no automatic formula” for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

To the extent that the Portfolio purchases securities which are restricted as to resale or for which current market quotations are not available, the Adviser will value such securities based upon all relevant factors as outlined in FRR 1.

Subject to the Trust’s compliance with applicable regulations, the Trust has reserved the right to pay the withdrawal price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). However, the Portfolio has made an election pursuant to Rule 18f-1 under the 1940 Act to redeem interests of each Portfolio solely in cash up to the lesser of $250,000 or 1.00% of the NAV of the Portfolio during any 90-day period for any one investor. The Portfolio reserves the right to pay all or part of other redemptions by a distribution of portfolio securities in kind from the applicable Portfolio’s portfolio. The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the beneficial interest being sold. In the event an investor receives an in-kind distribution of portfolio securities, it would be the responsibility of the investor to dispose of the securities. The investor would be subject to the risks that the value of the securities would decline prior to their sale, that it would be difficult to sell the securities, and that brokerage fees could be incurred.

The Trust, in its discretion, may permit purchases of Portfolio interests by means of in-kind contributions of portfolio securities under certain circumstances. An in-kind contribution must be made in the form of securities that are permissible investments for the Portfolio as described in the Part A. In connection with an in-kind securities purchase, the Portfolio will require, among other things, that the securities be valued in the same manner as they would be valued for purposes of computing a Portfolio’s NAV; that the Portfolio receives satisfactory assurances that they will

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have good and marketable title to the securities received by them; and that the securities be in proper form for transfer to the Portfolio. In addition, the Portfolio generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale.

The Portfolio will not be liable for any brokerage commission or fee (except for customary transfer fees) in connection with an in-kind purchase of Portfolio shares. Your broker may impose a fee in connection with processing your in-kind purchase of Portfolio interests. An investor contemplating an in-kind purchase of Portfolio interests should consult his or her tax adviser to determine the tax consequences under Federal and state law of making such a purchase.

DIVIDENDS AND DISTRIBUTIONS

Dividends substantially equal to the Portfolio’s net investment income will be declared daily and distributed to interest holders of record semi-annually. Generally, the Portfolio’s net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in the Portfolio, except as required for federal income tax purposes.

The Portfolio’s net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to the Portfolio’s shareholders to the extent necessary to allow such shareholders to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the day they are purchased. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder’s securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.

Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to the Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio. Rather, these payments on mortgage-backed securities generally will be reinvested by a Portfolio in accordance with its investment objective and policies.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

The Trust’s Amended and Restated Agreement and Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (par value $0.001 per share) and to divide or combine the shares into a greater or lesser number of shares without thereby materially changing the proportionate beneficial interests in the Trust. Currently, the Trust has 5 operational series of shares, each of which constitutes a separately managed “Fund.” The Trust reserves the right to create additional series of shares. Currently, the Funds issue separate classes of shares as described under “General Information.”

Subject to the distinctions permitted among classes of the Trust or any series as established by the Trustees consistent with the requirements of the 1940 Act, each share of the Trust or any series shall represent an equal beneficial interest in the net assets of the Trust or such series, and each shareholder of the Trust or any series shall be entitled to receive such shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to the Trust or such series. Upon redemption of the shares of any series, the applicable shareholder shall be paid solely out of the funds and property of such series of the Trust. Except as otherwise provided by the Trustees, shareholders shall have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Trustees may require shareholders to redeem shares for any reason under terms set by the Trustees. When issued, shares are fully paid and non-assessable. The Trustees may, however, cause shareholders, or shareholders of a particular series or class, to pay certain transfer agency, servicing or similar agent charges by setting off such charges due from such shareholder from declared but unpaid dividends owed such shareholder and/or by reducing the number

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of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

Shareholders are entitled to one vote for each share held on matters on which they are entitled to vote (and a proportionate fractional vote for each fraction of a share). The Trust is not required and has no current intention to hold annual meetings of shareholders, although the Trust will hold special meetings of Fund shareholders when in the judgment of the Trustees of the Trust it is necessary or desirable to submit matters for a shareholder vote or as otherwise required by the 1940 Act or other applicable federal law. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or its Amended and Restated Agreement and Declaration of Trust or By-Laws. On any matters submitted to a vote of the shareholders, all shares of the Trust then entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act, shares shall be voted by individual series or class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more series, then only shareholders of such series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more classes, then only the shareholders of such class or classes shall be entitled to vote thereon. Accordingly, shareholders of each series generally vote separately, for example, to approve investment advisory contracts or changes in fundamental investment policies or restrictions, but shareholders of all series may vote together to the extent required under the 1940 Act, such as in the election or selection of Trustees, principal underwriters and accountants for the Trust. Under certain circumstances, the shareholders of one or more series could control the outcome of these votes.

Shares of each class of a series represent an equal pro rata interest in such series and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, terms and conditions, except that: (i) each class shall have a different designation; (ii) each class of shares shall bear any class expenses; and (iii) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Upon liquidation or dissolution of a Fund, shareholders of the Fund would generally be entitled to share pro rata in the net assets of the Fund’s available for distribution to shareholders.

The shareholders of the Funds have the power to vote only: (i) for the election or removal of Trustees as and to the extent provided in the Trust’s Amended and Restated Agreement and Declaration of Trust; (ii) with respect to such additional matters relating to the Trust as may be required by federal law including the 1940 Act, or any registration of the Trust with the SEC (or any successor agency) or any state; and (iii) as the Trustees may otherwise consider necessary or desirable in their sole discretion.

The Trust is an entity of the type commonly known as a “Delaware statutory trust.” Under Delaware law and the Trust’s Amended and Restated Agreement and Declaration of Trust, shareholders are entitled to the same limitation of personal liability extended to shareholders of corporations organized under Delaware law. Therefore, shareholders generally will not be subject to personal liability for Fund obligations. The risk that a shareholder will incur personal liability for Fund obligations is limited to the circumstances in which a state court may not apply Delaware law or the terms of the Trust’s Amended and Restated Agreement and Declaration of Trust.

OWNERSHIP OF PORTFOLIO

As of February 3, 2021, the following owned of record 5% or more of the interests in the Portfolio:

Entity	Percentage of Portfolio owned
HSBC OPPORTUNITY FUND	9.22%
HSBC OPPORTUNITY FUND (I CLASS)	90.78%
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TAXATION

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolio and the purchase, ownership, and disposition of Portfolio shares. The information is current as of February 28, 2021. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction. Future changes in tax laws may adversely impact the Portfolio and its shareholders.

An investor may be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends allocated or paid to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

TAX STATUS OF THE PORTFOLIO

The Trust is organized as a Delaware statutory trust. The Trust has obtained a ruling from the Internal Revenue Service that a Portfolio will be treated for federal income tax purposes as a partnership. It is intended that the Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, a Portfolio will have no more than 100 shareholders. The following discussion assumes that a Portfolio will qualify as a non-publicly traded partnership. As a partnership, a Portfolio will generally not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Trust, the Code, and the regulations promulgated thereunder) of the Portfolio’s income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

The receipt of a cash distribution from a Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor’s adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor’s interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor’s share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor’s gain or loss on a later sale of such property, however, the investor’s basis in the distributed property will generally be equal to a Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution.

No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in a Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b)

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there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus a Portfolio’s basis for the receivables, is less than the investor’s adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor’s Portfolio interest, less the amount of any cash received in the liquidation.

An investor cannot deduct losses from a Portfolio in an amount greater than the investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor’s adjusted tax basis for its Portfolio interest exceeds zero. An investor’s ability to claim its allocable shares of deductions from the Portfolio may be subject to further limitations under the Code.

RIC INVESTORS IN THE PORTFOLIO

Each year, in order for an investor that is a registered investment company (“RIC Investor”) to qualify as a “regulated investment company,” a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code (“RIC requirements”). Because each Portfolio is a partnership, a RIC Investor should be able to “look-through” to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of a Portfolio’s assets. The Trust has advised the Portfolio that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

Under current law, an individual, or other non-corporate taxpayer, generally is subject to a maximum rate of tax on net capital gains from the disposition of certain capital assets held more than one year of 15% or 20%, depending on whether the shareholder’s income exceeds certain threshold amounts. A RIC Investor should be able to “look through” the Portfolio to pass on the character of these items to its investors.

PORTFOLIO INVESTMENTS

Market Discount. If a Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is “market discount.” If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by a Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, a Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by a Portfolio at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the “accrued market discount” not previously taken into account.

Original Issue Discount. Certain debt securities acquired by a Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although a Portfolio receives no actual cash income from such a discount, original issue discounts that accrue on debt securities in a given year generally are

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treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by a Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

Options, Futures and Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which a Portfolio may invest may be “section 1256 contracts.” Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized.

Transactions in options, futures and forward contracts undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by a Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that a Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to a Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a Portfolio that did not engage in such transactions.

Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a “qualifying dividend,” to instead be taxed at the rate of tax applicable to ordinary income.

Constructive Sales. Under certain circumstances, a Portfolio may recognize gain from a constructive sale of an “appreciated financial position” it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Portfolio’s taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates, which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

Foreign Source Income. Earnings derived by a Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty,

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and a Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because each Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor’s ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by a Portfolio.

OTHER INFORMATION

CAPITALIZATION

The Trust is an open-end, management investment company formed as a statutory trust under the laws of the State of Delaware on March 2, 2016. The Portfolio was previously a series of HSBC Portfolios, a different legal entity organized as a New York trust (the “Predecessor Trust”). In 2016, at a special meeting of shareholders, the shareholders of each series of the Predecessor Trust (the “Predecessor Fund”) approved the reorganization of the Predecessor Fund with and into a corresponding “shell” series of the Trust. The shell series of the Trust succeeded to the accounting and performance histories of the Predecessor Fund. Any historical information provided for the Portfolio that relates to periods prior to June 24, 2016 is that of the corresponding Predecessor Fund.

The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.001 each. The Board may establish additional series (with different investment objectives and fundamental policies) and classes of shares within each series at any time in the future. Establishment and offering of additional classes or series will not alter the rights of the Fund’s shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Trust. PwC audits the Trust’s annual financial statements and prepares the Trust’s income tax returns. PwC’s address is 300 Madison Ave, New York, New York 10017.

COUNSEL

Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006, advises on certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Stradley Ronon Stevens & Young, LLP, 2000 K Street, N.W. Suite 700, Washington, D.C. 20006, acts as counsel to the Independent Trustees of the Trust.

CODE OF ETHICS

The Trust and each of the Adviser, the Subadvisers and Citi have adopted a code of ethics, as required by applicable law, including Rule 17j-1 under the 1940 Act, which is designed to prevent affiliated persons of the Trust, the Adviser, the Subadvisers and Citi from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by a Portfolio (which may also be held by persons subject to a code). Each Code sets forth restrictions with respect to certain transactions and contains preclearance and reporting obligations.

REGISTRATION STATEMENT

This Part B and the Part A do not contain all the information included in the Trust’s registration statement filed with the SEC under the 1940 Act with respect to the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be obtained on the SEC’s website at http://www.sec.gov or copies of this information may be obtained after paying a duplicating fee, by electronic request, at the following email address: publicinfo@sec.gov.

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Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

The Portfolio’s current financial statements dated October 31, 2020 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as indicated in its report with respect thereto, and are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2020, as filed with the SEC. Copies of the Annual Report will be provided without charge to each person receiving this Part B.

SHAREHOLDER INQUIRIES

All shareholder inquiries should be directed to the HSBC Funds, P.O. Box 219691, Kansas City, MO 64121-9691.

General and Account Information: (800) 782-8183 (Toll Free)

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APPENDIX A

DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR’S

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on Standard & Poor’s analysis of the following considerations:

•	Likelihood of payment – capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the obligation;

•	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
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B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C	A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D	An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or Minus (-)	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR	This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Municipal Short-Term Note Ratings

A Standard & Poor’s U.S. municipal note rating reflects Standard & Poor’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor’s analysis will review the following considerations:

•	Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
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•	Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

Short-Term Issue Credit Ratings

A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Variable Rate Demand Obligations:

Standard & Poor’s assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, ‘AAA/A-1+’). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, ‘SP-1+/A-1+’).

MOODY’S INVESTORS SERVICE (“Moody’s”)

Long-Term Obligation Ratings

Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.
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Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note	Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

U.S. Municipal Short Term Obligation Ratings

MIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.

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When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Short-Term Obligation Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay shortterm obligations.

NP	Issuers (or supporting institutions) rated “Not Prime” do not fall within any of the Prime rating categories.

Note:	Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

FITCH, INC. (“Fitch Ratings”)

Corporate Finance Obligations – Long-Term Rating Scales

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of

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recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

The relationship between issuer scale and obligation scale assumes an historical average recovery of between 30%–50% on the senior, unsecured obligations of an issuer. As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or Issuer Default Rating (“IDR”).

AAA	Highest credit quality. ‘AAA’ denotes the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A	High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB	Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC	Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C	Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Notes:	The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘B’.

The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation

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in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Short-Term Ratings Assigned to Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F-1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F-2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F-3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High short-term default risk. Default is a real possibility.

RD	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
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UNITED STATES

Concise Proxy Voting Guidelines
Benchmark Policy Recommendations

Effective for Meetings on or after February 1, 2020
Published December 11, 2019

ISSGOVERNANCE.COM
© 2019 | Institutional Shareholder Services and/or its affiliates

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UNITED STATES
CONCISE PROXY VOTING GUIDELINES

The policies contained herein are a sampling only of selected key ISS U.S. proxy voting guidelines, and are not intended to be exhaustive. The complete guidelines can be found at:

https://www.issgovernance.com/policy-gateway/voting-policies/

Board of Directors

Voting on Director Nominees in Uncontested Elections

General Recommendation: Generally vote for director nominees, except under the following circumstances (with new nominees[1] considered on case-by-case basis):

Independence

Vote against2 or withhold from non-independent directors (Executive Directors and Non-Independent Non-Executive Directors per ISS’ Classification of Directors) when:

▪	Independent directors comprise 50 percent or less of the board;
▪	The non-independent director serves on the audit, compensation, or nominating committee;
▪	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee; or
▪	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee.

Composition

Attendance at Board and Committee Meetings: Generally vote against or withhold from directors (except nominees who served only part of the fiscal year3) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:

▪	Medical issues/illness;
▪	Family emergencies; and
▪	Missing only one meeting (when the total of all meetings is three or fewer).

1 A “new nominee” is a director who is being presented for election by shareholders for the first time. Recommendations on new nominees who have served for less than one year are made on a case-by-case basis depending on the timing of their appointment and the problematic governance issue in question.

2 In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

3 Nominees who served for only part of the fiscal year are generally exempted from the attendance policy.

ISSGOVERNANCE.COM
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UNITED STATES
CONCISE PROXY VOTING GUIDELINES

In cases of chronic poor attendance without reasonable justification, in addition to voting against the director(s) with poor attendance, generally vote against or withhold from appropriate members of the nominating/governance committees or the full board.

If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.

Overboarded Directors: Generally vote against or withhold from individual directors who:

▪	Sit on more than five public company boards; or
▪	Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards[4].

Diversity: For companies in the Russell 3000 or S&P 1500 indices, generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) at companies where there are no women on the company’s board. Mitigating factors include:

▪	Until Feb. 1, 2021, a firm commitment, as stated in the proxy statement, to appoint at least one woman to the board within a year;
▪	The presence of a woman on the board at the preceding annual meeting and a firm commitment to appoint at least one woman to the board within a year; or
▪	Other relevant factors as applicable.

Responsiveness

Vote case-by-case on individual directors, committee members, or the entire board of directors as appropriate if:

▪	The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year or failed to act on a management proposal seeking to ratify an existing charter/bylaw provision that received opposition of a majority of the shares cast in the previous year. Factors that will be considered are:
▪	Disclosed outreach efforts by the board to shareholders in the wake of the vote;
▪	Rationale provided in the proxy statement for the level of implementation;
▪	The subject matter of the proposal;
▪	The level of support for and opposition to the resolution in past meetings;
▪	Actions taken by the board in response to the majority vote and its engagement with shareholders;
▪	The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and
▪	Other factors as appropriate.
▪	The board failed to act on takeover offers where the majority of shares are tendered;

4 Although all of a CEO’s subsidiary boards with publicly-traded common stock will be counted as separate boards, ISS will not recommend a withhold vote for the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent but may do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

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▪	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.

Vote case-by-case on Compensation Committee members (or, in exceptional cases, the full board) and the Say on Pay proposal if:

▪	The company’s previous say-on-pay received the support of less than 70 percent of votes cast. Factors that will be considered are:
▪	The company’s response, including:
▪	Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
▪	Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
▪	Disclosure of specific and meaningful actions taken to address shareholders’ concerns;
▪	Other recent compensation actions taken by the company;
▪	Whether the issues raised are recurring or isolated;
▪	The company’s ownership structure; and
▪	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
▪	The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the plurality of votes cast.

Accountability

Problematic Takeover Defenses/Governance Structure

Poison Pills: Vote against or withhold from all nominees (except new nominees1, who should be considered case-by-case) if:

▪	The company has a poison pill that was not approved by shareholders[5]. However, vote case-by-case on nominees if the board adopts an initial pill with a term of one year or less, depending on the disclosed rationale for the adoption, and other factors as relevant (such as a commitment to put any renewal to a shareholder vote).
▪	The board makes a material adverse modification to an existing pill, including, but not limited to, extension, renewal, or lowering the trigger, without shareholder approval.

Classified Board Structure: The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.

Removal of Shareholder Discretion on Classified Boards: The company has opted into, or failed to opt out of, state laws requiring a classified board structure.

Director Performance Evaluation: The board lacks mechanisms to promote accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one-, three-, and

5 Public shareholders only, approval prior to a company’s becoming public is insufficient.

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five-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s operational metrics and other factors as warranted. Problematic provisions include but are not limited to:

▪	A classified board structure;
▪	A supermajority vote requirement;
▪	Either a plurality vote standard in uncontested director elections, or a majority vote standard in contested elections;
▪	The inability of shareholders to call special meetings;
▪	The inability of shareholders to act by written consent;
▪	A multi-class capital structure; and/or
▪	A non-shareholder-approved poison pill.

Unilateral Bylaw/Charter Amendments and Problematic Capital Structures: Generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if the board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or that could adversely impact shareholders, considering the following factors:

▪	The board’s rationale for adopting the bylaw/charter amendment without shareholder ratification;
▪	Disclosure by the company of any significant engagement with shareholders regarding the amendment;
▪	The level of impairment of shareholders’ rights caused by the board’s unilateral amendment to the bylaws/charter;
▪	The board’s track record with regard to unilateral board action on bylaw/charter amendments or other entrenchment provisions;
▪	The company’s ownership structure;
▪	The company’s existing governance provisions;
▪	The timing of the board’s amendment to the bylaws/charter in connection with a significant business development; and
▪	Other factors, as deemed appropriate, that may be relevant to determine the impact of the amendment on shareholders.

Unless the adverse amendment is reversed or submitted to a binding shareholder vote, in subsequent years vote case-by-case on director nominees. Generally vote against (except new nominees1, who should be considered case-by-case) if the directors:

▪	Classified the board;
▪	Adopted supermajority vote requirements to amend the bylaws or charter; or
▪	Eliminated shareholders’ ability to amend bylaws.

Problematic Capital Structure - Newly Public Companies: For newly public companies6, generally vote against or withhold from the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company’s public offering, the company or its board implemented a multi-class capital structure in which the classes have unequal voting rights without subjecting the multi-class capital structure to a reasonable time-based sunset. In assessing the reasonableness of a time-based sunset provision, consideration will be given to the company’s lifespan, its post-IPO ownership structure and the board’s disclosed rationale for the

6 Newly-public companies generally include companies that emerge from bankruptcy, spin-offs, direct listings, and those who complete a traditional initial public offering.

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sunset period selected. No sunset period of more than seven years from the date of the IPO will be considered to be reasonable.

Continue to vote against or withhold from incumbent directors in subsequent years, unless the problematic capital structure is reversed or removed.

Problematic Governance Structure - Newly Public Companies: For newly public companies6, generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company’s public offering, the company or its board adopted the following bylaw or charter provisions that are considered to be materially adverse to shareholder rights:

▪	Supermajority vote requirements to amend the bylaws or charter;
▪	A classified board structure; or
▪	Other egregious provisions.

A reasonable sunset provision will be considered a mitigating factor.

Unless the adverse provision is reversed or removed, vote case-by-case on director nominees in subsequent years.

Management Proposals to Ratify Existing Charter or Bylaw Provisions: Vote against/withhold from individual directors, members of the governance committee, or the full board, where boards ask shareholders to ratify existing charter or bylaw provisions considering the following factors:

▪	The presence of a shareholder proposal addressing the same issue on the same ballot;
▪	The board’s rationale for seeking ratification;
▪	Disclosure of actions to be taken by the board should the ratification proposal fail;
▪	Disclosure of shareholder engagement regarding the board’s ratification request;
▪	The level of impairment to shareholders’ rights caused by the existing provision;
▪	The history of management and shareholder proposals on the provision at the company’s past meetings;
▪	Whether the current provision was adopted in response to the shareholder proposal;
▪	The company’s ownership structure; and
▪	Previous use of ratification proposals to exclude shareholder proposals.

Restrictions on Shareholders’ Rights

Restricting Binding Shareholder Proposals: Generally vote against or withhold from the members of the governance committee if:

▪	The company’s governing documents impose undue restrictions on shareholders’ ability to amend the bylaws. Such restrictions include but are not limited to: outright prohibition on the submission of binding shareholder proposals or share ownership requirements, subject matter restrictions, or time holding requirements in excess of SEC Rule 14a-8. Vote against or withhold on an ongoing basis.

Submission of management proposals to approve or ratify requirements in excess of SEC Rule 14a-8 for the submission of binding bylaw amendments will generally be viewed as an insufficient restoration of shareholders’ rights. Generally continue to vote against or withhold on an ongoing basis until shareholders are provided with an unfettered ability to amend the bylaws or a proposal providing for such unfettered right is submitted for shareholder approval.

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Problematic Audit-Related Practices

Generally vote against or withhold from the members of the Audit Committee if:

▪	The non-audit fees paid to the auditor are excessive;
▪	The company receives an adverse opinion on the company’s financial statements from its auditor; or
▪	There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote case-by-case on members of the Audit Committee and potentially the full board if:

▪	Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.

Problematic Compensation Practices

In the absence of an Advisory Vote on Executive Compensation (Say on Pay) ballot item or in egregious situations, vote against or withhold from the members of the Compensation Committee and potentially the full board if:

▪	There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
▪	The company maintains significant problematic pay practices; or
▪	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Generally vote against or withhold from the Compensation Committee chair, other committee members, or potentially the full board if:

▪	The company fails to include a Say on Pay ballot item when required under SEC provisions, or under the company’s declared frequency of say on pay; or
▪	The company fails to include a Frequency of Say on Pay ballot item when required under SEC provisions.

Generally vote against members of the board committee responsible for approving/setting non-employee director compensation if there is a pattern (i.e. two or more years) of awarding excessive non-employee director compensation without disclosing a compelling rationale or other mitigating factors.

Problematic Pledging of Company Stock:

Vote against the members of the committee that oversees risks related to pledging, or the full board, where a significant level of pledged company sto1ck by executives or directors raises concerns. The following factors will be considered:

▪	The presence of an anti-pledging policy, disclosed in the proxy statement, that prohibits future pledging activity;
▪	The magnitude of aggregate pledged shares in terms of total common shares outstanding, market value, and trading volume;
▪	Disclosure of progress or lack thereof in reducing the magnitude of aggregate pledged shares over time;
▪	Disclosure in the proxy statement that shares subject to stock ownership and holding requirements do not include pledged company stock; and
▪	Any other relevant factors.

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Governance Failures

Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:

▪	Material failures of governance, stewardship, risk oversight[7], or fiduciary responsibilities at the company;
▪	Failure to replace management as appropriate; or
▪	Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

Voting on Director Nominees in Contested Elections

Vote-No Campaigns

General Recommendation: In cases where companies are targeted in connection with public “vote-no” campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. Take into consideration the arguments submitted by shareholders and other publicly available information.

Proxy Contests/Proxy Access — Voting for Director Nominees in Contested Elections

General Recommendation: Vote case-by-case on the election of directors in contested elections, considering the following factors:

▪	Long-term financial performance of the company relative to its industry;
▪	Management’s track record;
▪	Background to the contested election;
▪	Nominee qualifications and any compensatory arrangements;
▪	Strategic plan of dissident slate and quality of the critique against management;
▪	Likelihood that the proposed goals and objectives can be achieved (both slates); and
▪	Stock ownership positions.

In the case of candidates nominated pursuant to proxy access, vote case-by-case considering any applicable factors listed above or additional factors which may be relevant, including those that are specific to the company, to the nominee(s) and/or to the nature of the election (such as whether there are more candidates than board seats).

Independent Board Chair

General Recommendation: Generally vote for shareholder proposals requiring that the board chair position be filled by an independent director, taking into consideration the following:

▪	The scope and rationale of the proposal;
▪	The company’s current board leadership structure;
▪	The company’s governance structure and practices;
▪	Company performance; and
▪	Any other relevant factors that may be applicable.

The following factors will increase the likelihood of a “for” recommendation:

7 Examples of failure of risk oversight include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; significant adverse legal judgments or settlement; or hedging of company stock.

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▪	A majority non-independent board and/or the presence of non-independent directors on key board committees;
▪	A weak or poorly-defined lead independent director role that fails to serve as an appropriate counterbalance to a combined CEO/chair role;
▪	The presence of an executive or non-independent chair in addition to the CEO, a recent recombination of the role of CEO and chair, and/or departure from a structure with an independent chair;
▪	Evidence that the board has failed to oversee and address material risks facing the company;
▪	A material governance failure, particularly if the board has failed to adequately respond to shareholder concerns or if the board has materially diminished shareholder rights; or
▪	Evidence that the board has failed to intervene when management’s interests are contrary to shareholders’ interests.

Proxy Access

General Recommendation: Generally vote for management and shareholder proposals for proxy access with the following provisions:

▪	Ownership threshold: maximum requirement not more than three percent (3%) of the voting power;
▪	Ownership duration: maximum requirement not longer than three (3) years of continuous ownership for each member of the nominating group;
▪	Aggregation: minimal or no limits on the number of shareholders permitted to form a nominating group;
▪	Cap: cap on nominees of generally twenty-five percent (25%) of the board.

Review for reasonableness any other restrictions on the right of proxy access.

Generally vote against proposals that are more restrictive than these guidelines.

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Shareholder Rights & Defenses

Ratification Proposals: Management Proposals to Ratify Existing Charter or Bylaw Provisions

General Recommendation: Generally vote against management proposals to ratify provisions of the company’s existing charter or bylaws, unless these governance provisions align with best practice.

In addition, voting against/withhold from individual directors, members of the governance committee, or the full board may be warranted, considering:

▪	The presence of a shareholder proposal addressing the same issue on the same ballot;
▪	The board’s rationale for seeking ratification;
▪	Disclosure of actions to be taken by the board should the ratification proposal fail;
▪	Disclosure of shareholder engagement regarding the board’s ratification request;
▪	The level of impairment to shareholders’ rights caused by the existing provision;
▪	The history of management and shareholder proposals on the provision at the company’s past meetings;
▪	Whether the current provision was adopted in response to the shareholder proposal;
▪	The company’s ownership structure; and
▪	Previous use of ratification proposals to exclude shareholder proposals.

Capital/Restructuring

Common Stock Authorization

General Recommendation: Vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote against proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote against proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

Vote case-by-case on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

▪	Past Board Performance:
▪	The company’s use of authorized shares during the last three years;

▪	The Current Request:
▪	Disclosure in the proxy statement of the specific purposes of the proposed increase;
▪	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and
▪	The dilutive impact of the request as determined relative to an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns.

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ISS will apply the relevant allowable increase below to requests to increase common stock that are for general corporate purposes (or to the general corporate purposes portion of a request that also includes a specific need):

A.	Most companies: 100 percent of existing authorized shares.
B.	Companies with less than 50 percent of existing authorized shares either outstanding or reserved for issuance: 50 percent of existing authorized shares.
C.	Companies with one- and three-year total shareholder returns (TSRs) in the bottom 10 percent of the U.S. market as of the end of the calendar quarter that is closest to their most recent fiscal year end: 50 percent of existing authorized shares.
D.	Companies at which both conditions (B and C) above are both present: 25 percent of existing authorized shares.

If there is an acquisition, private placement, or similar transaction on the ballot (not including equity incentive plans) that ISS is recommending FOR, the allowable increase will be the greater of (i) twice the amount needed to support the transactions on the ballot, and (ii) the allowable increase as calculated above.

Share Repurchase Programs

General Recommendation: For U.S.-incorporated companies, and foreign-incorporated U.S. Domestic Issuers that are traded solely on U.S. exchanges, vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, or to grant the board authority to conduct open-market repurchases, in the absence of company-specific concerns regarding:

▪	Greenmail,
▪	The use of buybacks to inappropriately manipulate incentive compensation metrics,
▪	Threats to the company’s long-term viability, or
▪	Other company-specific factors as warranted.

Vote case-by-case on proposals to repurchase shares directly from specified shareholders, balancing the stated rationale against the possibility for the repurchase authority to be misused, such as to repurchase shares from insiders at a premium to market price.

Share Repurchase Programs Shareholder Proposals

General Recommendation: Generally vote against shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote for the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

▪	Financial issues - company’s financial situation; degree of need for capital; use of proceeds; effect of the financing on the company’s cost of capital;
▪	Management’s efforts to pursue other alternatives;
▪	Control issues - change in management; change in control, guaranteed board and committee seats; standstill provisions; voting agreements; veto power over certain corporate actions; and
▪	Conflict of interest - arm’s length transaction, managerial incentives.

Vote for the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

Mergers and Acquisitions

General Recommendation: Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

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▪	Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction, and strategic rationale.
▪	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
▪	Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
▪	Negotiations and process - Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.
▪	Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.
▪	Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Compensation

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;
2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
3.	Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);
4.	Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;
5.	Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors is reasonable and does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

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Advisory Votes on Executive Compensation—Management Proposals (Say-on-Pay)

General Recommendation: Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

Vote against Advisory Votes on Executive Compensation (Say-on-Pay or “SOP”) if:

▪	There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
▪	The company maintains significant problematic pay practices;
▪	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote against or withhold from the members of the Compensation Committee and potentially the full board if:

▪	There is no SOP on the ballot, and an against vote on an SOP would otherwise be warranted due to pay-for-performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;
▪	The board fails to respond adequately to a previous SOP proposal that received less than 70 percent support of votes cast;
▪	The company has recently practiced or approved problematic pay practices, such as option repricing or option backdating; or
▪	The situation is egregious.

Primary Evaluation Factors for Executive Pay

Pay-for-Performance Evaluation

ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the S&P1500, Russell 3000, or Russell 3000E Indices8, this analysis considers the following:

1.	Peer Group[9] Alignment:

▪	The degree of alignment between the company’s annualized TSR rank and the CEO’s annualized total pay rank within a peer group, each measured over a three-year period.
▪	The rankings of CEO total pay and company financial performance within a peer group, each measured over a three-year period.
▪	The multiple of the CEO’s total pay relative to the peer group median in the most recent fiscal year.

2.	Absolute Alignment[10] – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

8 The Russell 3000E Index includes approximately 4,000 of the largest U.S. equity securities.

9 The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group, and company’s selected peers’ GICS industry group, with size constraints, via a process designed to select peers that are comparable to the subject company in terms of revenue/assets and industry, and also within a market-cap bucket that is reflective of the company’s. For Oil, Gas & Consumable Fuels companies, market cap is the only size determinant.

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If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, a misalignment between pay and performance is otherwise suggested, our analysis may include any of the following qualitative factors, as relevant to an evaluation of how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

▪	The ratio of performance- to time-based incentive awards;
▪	The overall ratio of performance-based compensation to fixed or discretionary pay;
▪	The rigor of performance goals;
▪	The complexity and risks around pay program design;
▪	The transparency and clarity of disclosure;
▪	The company’s peer group benchmarking practices;
▪	Financial/operational results, both absolute and relative to peers;
▪	Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
▪	Realizable pay[11] compared to grant pay; and
▪	Any other factors deemed relevant.

Problematic Pay Practices

The focus is on executive compensation practices that contravene the global pay principles, including:

▪	Problematic practices related to non-performance-based compensation elements;
▪	Incentives that may motivate excessive risk-taking or present a windfall risk; and
▪	Pay decisions that circumvent pay-for-performance, such as options backdating or waiving performance requirements.

Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated case-by-case considering the context of a company’s overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS’ U.S. Compensation Policies FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

▪	Repricing or replacing of underwater stock options/SARs without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
▪	Extraordinary perquisites or tax gross-ups;
▪	New or materially amended agreements that provide for:
▪	Excessive termination or CIC severance payments (generally exceeding 3 times base salary and average/target/most recent bonus);
▪	CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers) or in connection with a problematic Good Reason definition;
▪	CIC excise tax gross-up entitlements (including “modified” gross-ups);

10 Only Russell 3000 Index companies are subject to the Absolute Alignment analysis.

11 ISS research reports include realizable pay for S&P1500 companies.

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▪	Multi-year guaranteed awards that are not at risk due to rigorous performance conditions;
▪	Liberal CIC definition combined with any single-trigger CIC benefits;
▪	Insufficient executive compensation disclosure by externally-managed issuers (EMIs) such that a reasonable assessment of pay programs and practices applicable to the EMI’s executives is not possible;
▪	Any other provision or practice deemed to be egregious and present a significant risk to investors.

Compensation Committee Communications and Responsiveness

Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:

▪	Failure to respond to majority-supported shareholder proposals on executive pay topics; or
▪	Failure to adequately respond to the company’s previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:
▪	Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);
▪	Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
▪	Disclosure of specific and meaningful actions taken to address shareholders’ concerns;
▪	Other recent compensation actions taken by the company;
▪	Whether the issues raised are recurring or isolated;
▪	The company’s ownership structure; and
▪	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Equity-Based and Other Incentive Plans

Please refer to ISS’ U.S. Equity Compensation Plans FAQ document for additional details on the Equity Plan Scorecard policy.

General Recommendation: Vote case-by-case on certain equity-based compensation plans[12] depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “Equity Plan Scorecard” (EPSC) approach with three pillars:

▪	Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:
▪	SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
▪	SVT based only on new shares requested plus shares remaining for future grants.

▪	Plan Features:

12 Proposals evaluated under the EPSC policy generally include those to approve or amend (1) stock option plans for employees and/or employees and directors, (2) restricted stock plans for employees and/or employees and directors, and (3) omnibus stock incentive plans for employees and/or employees and directors; amended plans will be further evaluated case-by-case.

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▪	Quality of disclosure around vesting upon a change in control (CIC);
▪	Discretionary vesting authority;
▪	Liberal share recycling on various award types;
▪	Lack of minimum vesting period for grants made under the plan;
▪	Dividends payable prior to award vesting.

▪	Grant Practices:
▪	The company’s three-year burn rate relative to its industry/market cap peers;
▪	Vesting requirements in CEO’s recent equity grants (3-year look-back);
▪	The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
▪	The proportion of the CEO’s most recent equity grants/awards subject to performance conditions;
▪	Whether the company maintains a sufficient claw-back policy;
▪	Whether the company maintains sufficient post-exercise/vesting share-holding requirements.

Generally vote against the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders’ interests, or if any of the following egregious factors (“overriding factors”) apply:

▪	Awards may vest in connection with a liberal change-of-control definition;
▪	The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it – for NYSE and Nasdaq listed companies – or by not prohibiting it when the company has a history of repricing – for non-listed companies);
▪	The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances;
▪	The plan is excessively dilutive to shareholders’ holdings;
▪	The plan contains an evergreen (automatic share replenishment) feature; or
▪	Any other plan features are determined to have a significant negative impact on shareholder interests.

Social and Environmental Issues

Global Approach

Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short or long term.

General Recommendation: Generally vote case-by-case, examining primarily whether implementation of the proposal is likely to enhance or protect shareholder value. The following factors will be considered:

▪	If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;
▪	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
▪	Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive;
▪	The company’s approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
▪	Whether there are significant controversies, fines, penalties, or litigation associated with the company’s environmental or social practices;

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▪	If the proposal requests increased disclosure or greater transparency, whether reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and
▪	If the proposal requests increased disclosure or greater transparency, whether implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

Climate Change/Greenhouse Gas (GHG) Emissions

General Recommendation: Generally vote for resolutions requesting that a company disclose information on the financial, physical, or regulatory risks it faces related to climate change on its operations and investments or on how the company identifies, measures, and manages such risks, considering:

▪	Whether the company already provides current, publicly-available information on the impact that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
▪	The company’s level of disclosure compared to industry peers; and
▪	Whether there are significant controversies, fines, penalties, or litigation associated with the company’s climate change-related performance.

Generally vote for proposals requesting a report on greenhouse gas (GHG) emissions from company operations and/or products and operations, unless:

▪	The company already discloses current, publicly-available information on the impacts that GHG emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;
▪	The company’s level of disclosure is comparable to that of industry peers; and
▪	There are no significant, controversies, fines, penalties, or litigation associated with the company’s GHG emissions.

Vote case-by-case on proposals that call for the adoption of GHG reduction goals from products and operations, taking into account:

▪	Whether the company provides disclosure of year-over-year GHG emissions performance data;
▪	Whether company disclosure lags behind industry peers;
▪	The company’s actual GHG emissions performance;
▪	The company’s current GHG emission policies, oversight mechanisms, and related initiatives; and
▪	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions.

Board Diversity

General Recommendation: Generally vote for requests for reports on a company’s efforts to diversify the board, unless:

▪	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and
▪	The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.

Vote case-by-case on proposals asking a company to increase the gender and racial minority representation on its board, taking into account:

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▪	The degree of existing gender and racial minority diversity on the company’s board and among its executive officers;
▪	The level of gender and racial minority representation that exists at the company’s industry peers;
▪	The company’s established process for addressing gender and racial minority board representation;
▪	Whether the proposal includes an overly prescriptive request to amend nominating committee charter language;
▪	The independence of the company’s nominating committee;
▪	Whether the company uses an outside search firm to identify potential director nominees; and
▪	Whether the company has had recent controversies, fines, or litigation regarding equal employment practices.

Gender, Race, or Ethnicity Pay Gap

General Recommendation: Generally vote case-by-case on requests for reports on a company’s pay data by gender, race, or ethnicity, or a report on a company’s policies and goals to reduce any gender, race, or ethnicity pay gap, taking into account:

▪	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy on fair and equitable compensation practices;
▪	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to gender, race, or ethnicity pay gap issues; and
▪	Whether the company’s reporting regarding gender, race, or ethnicity pay gap policies or initiatives is lagging its peers.

Sustainability Reporting

General Recommendation: Generally vote for proposals requesting that a company report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

▪	The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct; and/or a diversity report; or
▪	The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

Lobbying

General Recommendation: Vote case-by-case on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:

▪	The company’s current disclosure of relevant lobbying policies, and management and board oversight;
▪	The company’s disclosure regarding trade associations or other groups that it supports, or is a member of, that engage in lobbying activities; and
▪	Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities.

Political Contributions

General Recommendation: Generally vote for proposals requesting greater disclosure of a company’s political contributions and trade association spending policies and activities, considering:

▪	The company’s policies, and management and board oversight related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes;
▪	The company’s disclosure regarding its support of, and participation in, trade associations or other groups that may make political contributions; and
▪	Recent significant controversies, fines, or litigation related to the company’s political contributions or political activities.

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Vote against proposals barring a company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.

Vote against proposals to publish in newspapers and other media a company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

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PART C

Other Information

ITEM 28. EXHIBITS

(a)	(1)	Amended and Restated Agreement and Declaration of Trust dated October 12, 2017. (5)
	(2)	Amended Schedule A dated December 11, 2019 to the Amended and Restated Agreement and Declaration of Trust. (8)
(b)		By-Laws dated March 10, 2016. (1)
(c)		Not applicable.
(d)	(1)(i)	Master Investment Advisory Contract, dated June 24, 2016, between HSBC Funds and HSBC Global Asset Management (USA) Inc. (1)
	(1)(ii)	Investment Advisory Contract Supplement, dated June 24, 2016, regarding HSBC U.S. Treasury Money Market Fund. (1)
	(1)(iii)	Investment Advisory Contract Supplement, dated June 24, 2016, regarding HSBC U.S. Government Money Market Fund. (1)
	(1)(iv)	Investment Advisory Contract Supplement, dated June 24, 2016, regarding HSBC Opportunity Portfolio. (1)
	(2)	Sub-Advisory Agreement, dated June 24, 2016, between HSBC Global Asset Management (USA) Inc. and Westfield Capital Management L.P. regarding HSBC Opportunity Portfolio. (1)
(e)	(1)	Form of Selling Agreement. (1)
	(2)	Form of Dealer Agreement. (1)
	(3)	Distribution Agreement, dated May 31, 2017 between HSBC Funds and Foreside Distribution Services, L.P. (5)
	(4)	First Amendment to the Distribution Agreement, dated June 7, 2018, between HSBC Funds and Foreside Distribution Services, L.P. (6)
(f)		Not applicable.
(g)	(1)	Custodian Agreement, dated November 1, 2006, between HSBC Funds and The Northern Trust Company. (3)
	(2)	Amended Schedule B to the Custodian Agreement between HSBC Funds and The Northern Trust Company, dated March 3, 2015. (5)
	(3)	Amended Schedule B to the Custodian Agreement between HSBC Funds and The Northern Trust Company, dated March 7, 2019. (7)
(h)	(1)(i)	Operational Support Services Agreement, dated December 16, 2020 between HSBC Global Asset Management (USA) Inc. and HSBC Funds on behalf of HSBC U.S. Government Money Market Fund and HSBC U.S. Treasury Money Market Fund. (11)
	(2)	Services Agreement, dated December 14, 2017, between Citi Fund Services Ohio, Inc. and HSBC Funds. (5)
	(3)	Amendment to Services Agreement, dated April 12, 2018, between Citi Fund Services Ohio, Inc. and HSBC Funds. (6)
	(4)	Amendment to Services Agreement, dated December 13, 2018, between Citi Fund Services Ohio, Inc. and HSBC Funds. (6)
	(5)	Expense Limitation Agreement between HSBC Global Asset Management (USA) Inc. and HSBC Funds, effective March 1, 2021. (11)
	(6)	Administration Services Agreement, dated June 24, 2016, between HSBC Global Asset Management (USA) Inc. and HSBC Funds. (1)

	(7)	Amendment to Administration Services Agreement, dated April 1, 2019, between HSBC Global Asset Management (USA) Inc. and HSBC Funds. (7)
	(8)	Sub-Administration Services Agreement, dated December 14, 2017, between Citi Fund Services Ohio, Inc. and HSBC Global Asset Management (USA) Inc. (5)
	(9)(i)	Transfer Agency and Service Agreement, dated July 15, 2016, between DST Asset Manager Solutions, Inc., and HSBC Funds. (4)
	(9)(ii)	Amendment to Transfer Agency and Service Agreement, dated October 13, 2016, between DST Asset Manager Solutions, Inc., and HSBC Funds. (4)
	(9)(iii)	Amendment to Transfer Agency and Service Agreement, dated May 18, 2017, between DST Asset Manager Solutions, Inc., and HSBC Funds. (5)
	(9)(iv)	Amendment to Transfer Agency and Service Agreement, dated May 6, 2019, between DST Asset Manager Solutions, Inc., and HSBC Funds. (7)
(i)		Not applicable.
(j)	(1)(i)	Power of Attorney. (9)
(j)	(1)(ii)	Power of Attorney. (10)
	(2)	Consent of Independent Registered Public Accounting Firm. (12)
(k)		Not applicable.
(l)		Not applicable.
(m)	(1)	Master Distribution Plan relating to Class A Shares, dated June 24, 2016. (1)
	(2)	Master Distribution Plan relating to Class B Shares, dated June 24, 2016. (1)
	(3)	Master Distribution Plan relating to Class C Shares, dated June 24, 2016. (1)
	(4)	Master Distribution Plan relating to Class D Shares, dated June 24, 2016. (1)
(n)		Multiple Class Plan. (1)
(o)		Not applicable.
(p)	(1)	Code of Ethics for HSBC Funds. (6)
	(2)	Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (7)
	(3)	Amended Code of Ethics for Citi Fund Services Ohio, Inc. (7)
	(4)	Amended Code of Ethics for Westfield Capital Management Company, L.P. (2)

*       *       *       *       *       *       *       *       *       *       *       *

(1)	Incorporated herein by reference from post-effective amendment No. 214 to the Registration Statement as filed with the SEC on June 27, 2016.
(2)	Incorporated herein by reference from post-effective amendment No. 184 to the Registration Statement as filed with the SEC on February 27, 2015.
(3)	Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007.
(4)	Incorporated herein by reference from post-effective amendment No. 226 to the Registration Statement as filed with the SEC on February 28, 2017.
(5)	Incorporated herein by reference from post-effective amendment No. 227 to the Registration Statement as filed with the SEC on February 28, 2018.
(6)	Incorporated herein by reference from post-effective amendment No. 230 to the Registration Statement as filed with the SEC on January 31, 2019.
(7)	Incorporated herein by reference from post-effective amendment No. 243 to the Registration Statement as filed with the SEC on December 20, 2019.

(8)	Incorporated herein by reference from post-effective amendment No. 248 to the Registration Statement as filed with the SEC on February 28, 2020.
(9)	Incorporated herein by reference from post-effective amendment No. 269 to the Registration Statement as filed with the SEC on December 23, 2020.
(10)	Incorporated herein by reference from post-effective amendment No. 273 to the Registration Statement as filed with the SEC on February 18, 2021.
(11)	Incorporated herein by reference from post-effective amendment No. 275 to the Registration Statement as filed with the SEC on February 26, 2021.
(12)	Filed herewith.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 30. INDEMNIFICATION

Article VII, Section 7.5 of the Registrant’s Amended and Restated Agreement and Declaration of Trust provides for the indemnification of the trustees, officers, employees, agents and other controlling persons of the Registrant. The Amended and Restated Agreement and Declaration of Trust is incorporated by reference as Exhibit (a).

Section 17(h) of the Investment Company Act of 1940 provides that no instrument pursuant to which Registrant is organized or administered shall contain any provision which protects or purports to protect any trustee or officer of Registrant against any liability to Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Pursuant to the Distribution Agreement, Foreside Distribution Services, L.P. agrees to indemnify the Registrant, its officers, trustees, employees, and any person who controls the Trust (within the meaning of Section 15 of the Securities Act of 1933) against certain liabilities. A copy of the Registrant’s Distribution Agreement is incorporated by reference as Exhibit (e)(3).

The Registrant may be party to other agreements that include indemnification, or substantially similar, provisions for the benefit of the Registrant’s trustees, officers, employees and any person who controls the Trust.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant’s organizational instruments or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, is unenforceable.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018, serves as investment adviser (“Adviser”) and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-69413) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company, L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-34350) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITER

(a)	Foreside Distribution Services, L.P. (the “Distributor”) serves as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended:
1.	HSBC Funds (f/k/a HSBC Investor Funds)
2.	Princeton Long/Short Treasury Fund, Series of Northern Lights Fund Trust

(b)	The following are the Officers of the Distributor, the Registrant’s underwriter. The Distributor’s main business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

Name	Address	Position with Underwriter	Position with Registrant

Mark A. Fairbanks	Three Canal Plaza, Suite 100,	Vice President	None
Portland, ME 04101

Richard J. Berthy	Three Canal Plaza, Suite 100,	President and Treasurer	None
Portland, ME 04101

Jennifer K. Di Valerio	899 Cassatt Rd., 400 Berwyn	Vice President	None
Park, Suite 110, Berwyn, PA
19312

Jennifer E. Hoopes	Three Canal Plaza, Suite 100,	Secretary	None
Portland, ME 04101

Nanette K. Chern	Three Canal Plaza, Suite 100,	Vice President and Chief	None
	Portland, ME 04101	Compliance Officer

(c)	Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. 4400 Easton Commons, Suite 200, Columbus, Ohio 43219; Citi Fund Services Ohio, Inc., 800 Boylston Street, 24th Floor, Boston, MA 02199; Westfield Capital Management Company, L.P., One Financial Center, Boston, MA 02111; Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60603; DST Asset Manager Solutions, Inc. 2000 Crown Colony Drive, Quincy, MA 02169.

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, HSBC Funds has duly caused this amendment to its registration statement on Form N-1A (File No. 811-04782) to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and State of New York on the 26th day of February, 2021.

HSBC FUNDS

By:
Stefano R. Michelagnoli*
President

*/s/ Ioannis Tzouganatos
Ioannis Tzouganatos

* Ioannis Tzouganatos, as attorney-in-fact, pursuant to a power of attorney incorporated herein by reference from post-effective amendment No. 273 to the Registration Statement as filed with the SEC on February 18, 2021.

CERTIFICATE

The undersigned Secretary for HSBC Funds (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution at a meeting of the Board held on December 16, 2020.

RESOLVED, that the officers of the Trust who may be required to execute any amendments to the Trust’s Registration Statement be, and each hereby is, authorized to execute a power of attorney appointing Ioannis Tzouganatos, David Harris, and Brenden Carroll, jointly and severally, their attorneys-in-fact, each with power of substitution, for said officers in any and all capacities to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act 1940 Act of the Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, the officers hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or may have caused to be done by virtue hereof.

Dated: February 26, 2021

/s/Ioannis Tzouganatos
Ioannis Tzouganatos,
Secretary

EXHIBITS

(j)(2)	Consent of Independent Registered Public Accounting Firm.